                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 10
                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ESAT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

NEVADA                                                           95-0344604
(State or Other Jurisdiction of                                (IRS Employer
Incorporation or Organization)                             Identification Number

16520 HARBOR BOULEVARD, BLDG G                                     92708
FOUNTAIN VALLEY, CALIFORNIA                                      (Zip code)
        (Address of Principal Executive Offices)

                                  714-418-3200
              (Registrant's Telephone Number, Including Area Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

             Title Of Each Class                 Name Of Each Exchange On Which
             To Be So Registered                 Each Class Is To Be Registered

None

        Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, Par Value $.001

                                (Title of Class)


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GLOSSARY.

        "T-1" or "T-1 line" means a communication line, such as telephone lines or telephone cables, whether consisting of copper, other metals, or optic fiber, which can carry digital bits of information at the rate of 1.54 megabits per second. A T-1 line is generally considered to be a high speed line.

        "Cable" means the co-axial cable used to deliver television signals to cable TV subscribers. Cable has the technical capacity to deliver 10 megabits per second, but typically delivers 500 kilobits per second to 1 megabit per second.

        "Managed Educational Content" means that the content available for school children has been screened to assure propriety for school children.

        "GSI" means the Company's Global Satellite Internet gateway. A gateway is a service that allows someone to access the Internet. GSI refers to the Company's service of providing access to the Internet through satellite transmissions around the world.

        "LAN" means local area network, which usually consists of a network of computers within a single workplace.

        "ISP" means Internet Service Provider. A person accesses the Internet through a gateway provided by an Internet Service Provider.

        "ISDN" means Integrated Services Digital Network. It is a service offered by telecommunications companies that allow higher speed data transfer than standard dial up modems, 128 kilobits per second compared to 56 kilobits per second, but not as fast as T-1 lines or cable lines.

        "DSL" means Digital Subscriber Line. It is a service offered by telecommunications services to compete for high speed Internet access. DSL is a different technical standard but offers data transfer speeds at 3.5 mbps.

        "S.A.M.S." means Satellite Accessed Material for Schools, which provides managed educational content of over 60,000 pre-screened web pages accessible to students over eSat's satellite system.

        "Multicasting Technology" means technology which allows a user to broadcast large data and video files to multiple locations simultaneously without being available to everyone everywhere. This may be contrasted with broadcast technology which is designed to reach large numbers of recipients.

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        "Plug and Play Format" is a format based on hardware and software standards designed to allow computers and computer peripherals to be "plugged" together and the computer will automatically or with little effort by the user configure the computer peripheral to operate properly.

        "High speed", when used in this Registration Statement, means connection with access to the Internet, access at rates at or higher than 128 kilobits per second. For example, dial up modems typically offer up to 56 kilobits per second. ISDN offers 128 kilobits per second. DSL offers 3.5 mbps. Cable offers up to 10 megabits per second, but typically delivers between 500 kilobits per second and 1 megabit per second. A T-1 line offers up to 1.54 megabits per second.

        "Satellite Internet Transmission System" means the Company's system for transmitting data to customers via satellites. The Company provides equipment for an "uplink" transmission of Internet data to communications satellites. The Company leases time on transponders on these communications satellites which retransmit the data to the Company's customers who receive the data through small 22 inch diameter receiving antennas. At the present time, the Company uses only one satellite. As demand and geographic coverage increase, the Company will lease additional transponders on additional satellites.

        "Kbps" means kilobits per second or a thousand bits per second data transmission rate. A bit corresponds to a "one" or a "zero" in digital information.

        "Mbps" means a megabit or million bits per second data transmission rate.

        "VAR" means value added retailer. A VAR markets the products and adds additional value, such as consulting, hardware, software, or other products and services.

        "Bandwidth" means the capacity of a system to carry digital or analogue data. The greater the bandwidth, the greater is the capacity to carry data.

        Bi-directional means the ability to send data in two directions, both inbound and outbound.

        DES 56 means a standard form of encryption using 56 bit symbols.

        Dish is an acronym for a parabolic antenna used to transmit or receive communications to or from a satellite network.

        Encryption is a method of sending data in a different format so that it may not be readily understood without reversing the encryption.

        Downlink means the path from a satellite to a master earth station.

        Earth Station means the transmission or reception equipment for sending or receiving data to or from a satellite.

        Master Earth Station (Hub) means a central node for the transmission, retransmission and channeling of a spider configuration VSAT network.

        Mission Critical means that something is necessary to allow business to be conducted.

        Satellite in this context means a device that orbits the Earth that is used for "reflecting" transmission from one earth terminal back to another earth terminal.

        Terrestrial means bound to the earth, or attached to the ground. For example: telephone lines are physically connected to earthbound devices and are required for them to operate.

        Outroute means a carrier (channel) assigned to data transmission by satellite that includes the uplink from the Master Earth Station (Hub) and the downlink to a VSAT group.

        Parabolic means dish shaped.

        Spider network VSAT is the most common VSAT type and depends on the operation of the Master Earth Station (Hub) (has a large diameter parabolic antenna) for data retransmission. Individual VSATs cannot receive direct transmissions from each other, but communicate exclusively with the Master Earth Station (Hub).

        Systems Integrator is a business that integrates multiple products and services into a combined system to deliver a solution to customers.

        Uplink is synonymous with inroute. Uplink refers to the path from non-master earth station to the master earth station.

        Very Small Aperture Terminal (VSAT): The VSAT is an earth station used for communications through satellites in the fixed (geostationary) orbits.

        Wide Area Network (WAN) means a network of computers connected over some distance other than through local cabling, e.g. between two or more buildings.

ITEM 1.  BUSINESS.

Forward Looking Statements

        This Item contains forward-looking statements. Please review the information in light of the risk factors and other cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements. In particular, please see "Risk Factors" in Item 1.

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Overview

        eSat, Inc. ("eSat" or "Company") is a satellite Internet Service Provider, or ISP, and satellite Internet access equipment and services developer for businesses, educational institutions and government. The Company's product line is based on its Global Satellite Internet (GSI(TM)) gateway, Nexstreams, Channel Casting, and DigiNXT(TM) Internet gateway which provide existing local area networks (LAN) with Internet access "GSI" means the Company's Global Satellite Internet gateway. A gateway is a service that allows someone to access the Internet. GSI refers to the Company's service of providing access to the Internet through satellite transmissions around the world. "LAN" means local area network, which usually consists of a network of computers within a single workplace. Nexstreams uses very small aperture terminals ("VSAT"), which allows for bi-directional data transfer for remote locations needing Internet access or a private network. The Company's ChannelCasting(TM) product provides the simultaneous broadcast of large video and data files to multiple destinations through the use of eSat's GSI gateway and DigiNXT Internet gateway as the means of transmission of the data files. eSat's SAMS(TM) product (Satellite Accessed Material for Schools) provides managed educational content of over 60,000 pre-screened web pages accessible to students through the use of eSat's GSI gateway and DigiNXT Internet gateway as the means of transmission of the web pages. "Managed Educational Content" means that the content available for school children has been screened to assure propriety for school children. The Company plans to be a geographically diverse satellite Internet Service Provider through the establishment of joint venture partners in various countries. The Company expects to finance the expansion either through financing provided by the parties wishing to provide the service internationally, or through capital generated by operations and/or issuing additional securities. See Item 1, Risk
Factors: The Company Might Not Be Successful In Implementing Its Domestic And Worldwide Proposed Expansion.

        The Company has incurred significant losses totaling over $7.5 million since 1996. Furthermore, the Company anticipates incurring additional losses in the foreseeable future as the Company grows its business and completes the development of its products. The Company operates in a highly competitive market and the success of the business of the Company will depend on its ability to compete in this marketplace. See Item 1, Risk Factors, The Company Incurred Significant Operating Losses; The Company Has No Assurance of Market Acceptance Of Its Products and The Company Has No Assurance That Its Marketing and Distribution Methods Will Be Successful, and The Company Faces Formidable Competition.

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eSAT'S STRATEGY

        The Company anticipates growth in demand for Internet access. The Company is positioning itself to help satisfy this market need for Internet access through the use of eSat's GSI gateway, Nexstreams, ChannelCasting, and DigiNXT Internet gateway as the means of Internet access and transmission of data.

               eSat's strategy is to provide products and services for satellite Internet access and data delivery. Customers include businesses, educational institutions, government agencies and eventually home users, although at this time, the Company does not offer services to home users and the Company has no immediate plans to do so. The Company developed it's GSI, DigiNXT, Nexstreams, and ChannelCasting products to help satisfy voids in the Internet access and data delivery market. The Company's intent is for businesses and organizations to benefit from access to the Internet by using the Company's products and services. See Item 1, Risk Factors: "The Company Must Do Business In A Developing Market And Face New Entrants" and "The Company Faces Formidable Competition".

        eSat has designed ChannelCasting(TM) which uses multicasting technology to broadcast large data and video files to multiple locations simultaneously via eSat's satellite Internet transmission system. This system transmits data up to 8 mbps (megabits per second), using the Company's uplink facility to send the data to a satellite, which retransmits the data to the user. The Company leases transmission capacity on one satellite for its system. As demand grows, the Company anticipates it will need to expand its system by leasing transmission capacity on additional satellites. The Company offers ChannelCasting(TM) as a new solution to broadcasting a single stream of data to multiple locations. ChannelCasting(TM) is a solution for large corporations, content providers, government agencies and distance learning applications. These organizations and distance learning applications, typically need to transmit large amounts of data to multiple locations simultaneously. ChannelCasting(TM) enables customers to create ChannelCasting(TM) networks to efficiently distribute content. See Item 1, Risk Factors: "Market Acceptance", "Dependence on New Products and "Product Enhancement Introductions; Product Delays".

        The Company's international strategy is to form joint ventures with partners in Asia, Europe, Latin America, the Middle East and Africa. At this time, the Company has not formed any of the joint ventures. See Item 1, Risk
Factors: "The Company Has No Assurance of Market Acceptance Of Its Products and The Company Has No Assurance That Its Marketing and Distribution Methods Will Be Successful", "The Company Is Dependent On Successful New Products and Product Enhancements Introductions And May Suffer Product Delays".

        The Company's sales strategies are designed to address the Internet access needs of the different segments of the marketplace. The Global Satellite Internet ("GSI(TM)"), Nexstreams, ChannelCasting, and DigiNXT(TM) gateways target businesses and government agencies. Satellite Accessed Material for Schools ("SAMS(TM)") was specifically developed to address the demand for

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educational access solutions. SAMS(TM) brings Internet access to schools. "GSI"
means the Company's Global Satellite Internet gateway. A gateway is a service that allows someone to access the Internet. GSI refers to the Company's service of providing access to the Internet through satellite transmissions around the world. All products are designed and built to offer ease of installation and use with a plug and play format, and high-speed Internet access. "Plug and Play Format" is a format based on hardware and software standards designed to allow computers and computer peripherals to be "plugged" together and the computer will automatically or with little effort by the user configure the computer peripheral to operate properly.

Historical Summary of the Company

        The Company is a satellite Internet Service Provider and satellite Internet access equipment and services developer for businesses, educational institutions and government.

        eSat was incorporated on June 23, 1995, pursuant to the laws of the State of Nevada, as U. S. Connect 1995, Inc., for the purposes of marketing and servicing transaction processing services, prepaid long distance cards, ATM machines and payment systems to small-to-medium sized merchants. In October 1995, the Company consummated a public offering of its securities from which it derived gross proceeds of approximately $100,000. Prior to October 1998, the Company had not commenced operations and was seeking to establish a new business. On October 8, 1998, the Company consummated an Agreement and Plan of Merger ("Merger") with Technology Guardian, Inc., a California corporation ("TGI"), whereby all the issued and outstanding shares of TGI were exchanged for shares of the Company's Common Stock. In connection with the Merger, the Company changed its name to Technology Guardian, Inc., and succeeded to the business of TGI immediately prior to the Merger. Prior to the merger, Technology Guardian had been engaged in providing computer network installation services and the related sale of personal computers and telecommunications equipment necessary for the configuration of a local area network (LAN), and in research and development of the products currently offered by eSat Inc.. The Company amended its certificate of incorporation to change its name to "eSat, Inc." on January 26, 1999.

        The Company's research and development began in late 1996 for the satellite Internet access products and services. The development of the satellite Internet products and services continued during 1997 and into the first quarter of 1998. In the 1st quarter of 1998, the Company terminated its sales of network computer related products and concentrated entirely on the completion of its satellite Internet access products and services. In the second quarter of 1998, the Company started beta sales and installation of its initial (first generation) satellite Internet access products. Beta sales and installation involves the sales of products and services which have been developed in a laboratory setting but have not been tested in actual use. Beta sales and installation means the first installations in a commercial setting, often at a discount or at no cost in order for the Company to obtain additional information for improving and completing the products and services. Through the end of 1998, the Company beta tested its first generation

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satellite Internet product and services. Beta testing on the first generation of products was terminated in December 1998, such testing having been completed to the to the satisfaction of the Company.

In fourth quarter of 1998 the Company initiated development of a second generation satellite Internet product and related satellite Internet service. Development of the second generation of satellite Internet products and services and beta testing of same was completed to the satisfaction of the Company in January 1999, and was incorporated into all the Company's products and services known as the Global Satellite Internet ("GSI(TM)"), DigiNXT(TM), and SAMS(TM), described below. In the fourth quarter of 1998, as the development of the GSI(TM) neared completion, the Company decided to halt the beta distribution of its first generation product in anticipation of the introduction of the new GSI(TM) product which was introduced in January 1999. The Company has upgraded a number of the original installations made in 1998 with the GSI(TM) product, and the GSI(TM)/DigiNXT(TM) is now the flagship product sold by the Company. "GSI" means the Company's Global Satellite Internet gateway. A gateway is a service that allows someone to access the Internet. GSI refers to the Company's service of providing access to the Internet through satellite transmissions around the world. Also in 1998, the Company developed the Satellite Accessed Materials for Schools ("SAMS(TM)"), described below. The SAMS(TM) system was installed in two schools for beta testing and said testing was completed in January of 1999 and completed to the satisfaction of the Company and the SAMS(TM) system is currently installed in 13 additional schools.

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        In the fourth quarter of 1998, the Company began the development of its
ChannelCasting(TM) product described below.

        In the fourth quarter of 1998, the Company completed installation of its equipment at its Network Operations Center ("NOC") in Durham, North Carolina. The NOC houses the Company's computer equipment and software, and functions as a junction point for all the Internet related data traffic from the Company's customers using the Company's service and acts as the uplink to the satellites. The Company contracts outside for these services. During the second quarter of 1999, the Company launched its Channel Casting technology followed by the initial beta testing of the bi-directional Nexstreams product in the third quarter of 1999.


PRODUCTS AND SERVICES

Global Satellite Internet ("GSI(TM)") /DigiNXT(TM) Internet Gateway

        The Company's flagship product, the Global Satellite Internet ("GSI(TM)") gateway and Nexstreams, uses satellite technology to download Internet services at speeds that compete with the speed of T-1 and cable. A gateway is a service that allows someone to access the Internet. GSI and Nexstreams refer to the Company's service of providing access to the Internet through satellite transmissions around the world. The Company offers services with download speeds of up to 8 mbps.

The GSI(TM) gateway system consists of a computer server configured with the Company's hardware and software, a satellite dish, and appropriate satellite dish mounting equipment. The Company capitalizes on the imbalance between the small amount of data sent to access the Internet and the large amount returned. For example, a typical upstream or outbound request to an Internet server might require 25 characters, but the downstream response would include an entire web page, including text and graphics. The Company can couple any type of outbound method such as dial-up modems, ISDN, DSL, frame relay, or T-1 connections for the small amount of upstream data, with its small satellite dish for downloads of large amounts of downstream data and provide high-speed Internet access for an entire local area network (LAN). The user is still required to pay the cost of an Internet connection for the "outbound" data. This cost should be factored in when comparing the costs of the Company's products and services with the cost of competing services. "LAN" means local area network, which usually consists of a network of computers within a single workplace. The delivery system for all of the Company's products, the GSI(TM), connects to an existing local area network
(LAN) to provide Internet access to each workstation. The GSI(TM) is delivered completely pre-configured as a plug and play module for local area networks and is compatible with Microsoft Windows operating systems, Apple's Macintosh operating systems and UNIX operating systems. The GSI(TM) is designed to incorporate ease of installation and use with a plug and play format, and quality high speed Internet access. "Plug and Play Format" is a format based on hardware and software standards designed to allow computers and computer peripherals to be "plugged" together and the computer will automatically or with little effort by the user configure the computer peripheral to operate properly.

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The DigiNXT(TM) Internet gateway is eSat's retail product that uses the GSI(TM)
satellite technology.

        The Company currently offers a GSI(TM) gateway for local area networks with contracts of up to a three year duration. The current standard price per month for this service is $495 per installation. This price may change from time to time depending on a number of market factors.

ChannelCasting(TM)

        In the fourth quarter of 1998, the Company commenced the development of ChannelCasting(TM). ChannelCasting(TM) provides the ability to broadcast large data and video files to multiple locations simultaneously using the Company's GSI(TM) products. With standard delivery of data and video files over the Internet, each destination point requires its own stream of data, a uni-cast. ChannelCasting(TM) uses the broadcast properties of satellite transmission to send a single stream which is received at many locations, a multi-cast. An example would be a large video file which needed to be delivered to many schools. The file(s) would be transmitted to eSat's ChannelCasting(TM) servers through the Internet or a private network connection and then uplinked at the Company's Network Operations Center (NOC) as a single stream to a satellite, and then transmitted to the specified multiple destinations simultaneously. At the present time, the Company only leases broadcast capacity on one satellite, but the satellite is capable of broadcasting the data for reception to numerous locations. ChannelCasting(TM) provides a solution for large corporations, content providers, government agencies and distance learning applications. eSat will enable customers to create ChannelCasting(TM) networks to distribute content. The Company provides a conditioned satellite receiver card and additional software installed in the GSI(TM) gateway. A conditioned satellite card is a computer card that processes digital data to be sent over the Company's system.. Customers may use the ChannelCasting(TM) product as a stand alone feature or use it as an additional enhancement with the satellite Internet access. The Company has developed and tested ChannelCasting(TM) and released its beta version on April 30, 1999. Beta sales and installation means the first installations in a commercial setting, often at a discount or at no cost in order for the Company to obtain additional information for improving and completing the products and services.

NEXSTREAM

        In the second quarter of 1999, the Company commenced development of Nexstreams, which uses Very Small Aperture Terminal (VSAT) satellite dishes to enable bi-directional data communications. This means that the user can both receive data and transmit data through the Company's satellite system. The result is a secure, transportable, cost-effective communications system, especially for organizations with offices and facilities in remote geographic areas. Nexstream has a flexible bandwidth of 16 Kbps to 384 Kbps uplink to the satellite and up to 8 mbps downlink from the satellite. It uses DES 56 encryption and short deployment timeframes. (See the Glossary for a further definition of terms.)

        Nexstream provides significant benefits to businesses requiring connections to remote offices and locations with high-speed data delivery capability. Connectivity for Internet access, for a virtual private network or as a private network is possible. The technology is especially effective where privacy and security are a concern, or where mission-critical applications dictate having a non-ground based system. The Nexstream may be employed as an effective back up for ground based communication lines in case of a potential disaster, or as the primary link to remote areas before and after a disaster.

Satellite Accessed Material for Schools (SAMS(TM))

        The Company's educational tool, Satellite Accessed Material for Schools ("SAMS"), is designed for schools and educational institutions. By packaging its GSI(TM) gateway with managed educational content from third-party providers, the Company provides quality high-speed Internet access to schools at a cost which the Company believes will be acceptable to school boards and administrators. "Managed Educational Content" means that the content available for school children has been screened to assure propriety for school children.

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        With SAMS(TM), students are able to access the Internet in a protected, managed environment at high speeds. The school-based setting protects the students from misuse of the Internet and access to inappropriate material on the Internet. SAMS(TM) educational content consists of over 60,000 web-based pages suitable for students in grades Kindergarten through 12. Teachers may choose to keep students within the protected environment or to allow full Internet access.


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Core Technology

        The Company's technology consists of a configuration of software and a satellite receiver card that allows a user to implement satellite access to the Internet by splitting the outbound traffic over any conventional method, from the in-bound traffic received via satellite. This hybrid technology allows a user access to the Internet from their local workstation. The GSI(TM) connects outbound through a single connection via modem, cable connection, ISDN or DSL lines, or other connections to the Internet. "Cable" means the co-axial cable used to deliver television signals to cable TV subscribers. Cable has the technical capacity to deliver 10 megabits per second, but typically delivers 500 kilobits per second to 1 megabit per second, which is equivalent to the GSI. High-speed download is achieved via satellite and the GSI(TM) connected to a local network, which connects to the desktop user. One portion of the Company's technology manages the returning data by directing the data to be sent through a satellite uplink facility to an orbiting satellite, which transmits the returning data from the satellite to the user. The user receives this data through a small satellite dish, typically a round 22-inch dish mounted on the roof at the user's facility, which is linked to the GSI(TM). Nexstreams uses VSAT satellite dishes to enable bi-directional data communications with flexible bandwidth of 16 kbps up to 384 kbps uplink speed and up to 8 mbps downlink from the satellite.

        There are at this time no patents, however, the Company holds and has applied for trademarks and licenses.

        The Company's GSI(TM) and Nexstreams gateway systems includes a server pre-loaded with the software and preconfigured for use, a satellite receiver card installed in the server, and the satellite dish. The customer may contract with a local installer for the installation of the satellite dish, or the Company will make delivers the GSI(TM) gateway in a plug and play condition, requiring only that the customer change its routing of data flows on the its workstations to utilize the Company's Internet gateway. This procedure for the one-time installation by the customer does not require the Company's personnel to make an on-site visit for purposes of installing the Company's GSI(TM) gateway. The Nexstreams is currently being installed by the Company's personnel, since the installation requires greater technical know-how.

Marketing and Sales

        The Company markets its products and services to several markets including: businesses, schools, libraries, hotels, tract home developers, hospitals, medical facilities, government agencies and more through a three-pronged distribution channel consisting of in-house sales persons, value-added resellers (VARs) and independent sales organizations. The Company's sales to businesses comprise 60 percent of the Company's sales. Sales to schools comprise 40 percent of the Company's sales. There are no consumer/home products or services at this time.

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        The Company employs an in-house sales staff consisting of 10 people, who concentrate their sales activity on the generation of leads, the establishment of contacts, and the closure of sales to a variety of small, medium and large businesses. In-house means they are employees of the Company, although they may be located in sites other than the Company's headquarters located at 16520
Harbor Boulevard Building G Fountain Valley, California. Three sales persons are located in the Company's office at 908 Pennsylvania Ave SE Washington DC and in addition to these activities also attempt to develop leads, contacts, and sales to Federal governmental agencies and concentrate their sales activities to a variety of small, medium and large businesses on a geographically regional basis. Currently, the regions served by these sales persons are the Southeast, Northwest and Midwest sections of the United States.

        Additionally, the Company distributes its products through value-added resellers ("VARs") and independent sales organizations. VARs and independent sales organizations allow the Company to increase its visibility and sales of products and services by entering into contracts for the VARs and independent sales organizations to undertake sales activities for a percentage commission of any sale realized. Approximately 50 percent of the Company's sales to date have originated and been completed through the VAR and independent sales organization distribution channel. Currently, the Company has approximately 17 VAR and independent sales organization contractual relationships, no single one of which is material to the Company's operations. Sales through the VAR channel have been modest, with the majority of the Company's sales having been realized on a direct sale basis. VARs' expertise varied widely and the Company has re-focused on enhancing this distribution channel with traditional Wide Area Network (WAN) VARs and systems integrators. The result of this effort has been a significant increase in both quantity and size of contracts under negotiation. The Company intends to enter into contracts with between one hundred to two hundred VARs within the next twelve months. The Company expects to realize the majority of domestic (North American) revenues through this channel.

The Company from time to time employs a telemarketing team to initially identify institutions that could potentially benefit from the Company's products and services. Telemarketing means unsolicited telephone calls are made to institutions for purposes of business development. The Company employs a variety of media, business development and promotional methods to achieve these goals. The Company also benefits from public relations activities as well as online and traditional advertising, including radio, in-flight advertisements and print media. See Item 1, Risk Factors: "The Company Has No Assurance of Market Acceptance Of Its Products and The Company Has No Assurance That Its Marketing and Distribution Methods Will Be Successful".

Government Agency Market

        The Company is actively marketing its products to the federal government. The contracting and sales cycle with government agencies can often require a year to complete. The Company has completed an installation with the San Bernardino County, California, Sheriff's Department and with the U.S. Department of Forestry in Dubois, Idaho. These systems are currently under evaluation. The sales of units to these agencies depends on their favorable evaluation. There is no assurance that the Company will make any significant sales to government agencies in the near term. See Item 14, Risk Factors: "The Company Has No Assurance of Market Acceptance Of Its Products and

The Company Has No Assurance That Its Marketing and Distribution Methods Will Be Successful".

The Educational Market

        The Federal Government's "E-RATE" program provides $1.8 billion of federal funding for schools and libraries to be used exclusively for providing Internet access to schools. The Company's SAMS(TM) marketing efforts are geared toward taking advantage of the Federal E-RATE Program. The Federal Government allocates E-RATE funds to the states in block grants, which must use the funds in a "fair and equitable" format. The requirement means that educational sites throughout a state must have uniform speeds and pricing. Once states receive funding, the E-RATE Program has an anticipated duration of 18 months. At this date, the Company believes it meets all government guidelines for providing Internet access to schools in the manner required by the E-RATE program. The Company currently has the SAMS(TM) Internet gateway operating in fifteen schools nationwide. See Item 1, Risk Factors: "The Company Has No Assurance of Market Acceptance Of Its Products and The Company Has No Assurance That Its Marketing and Distribution Methods Will Be Successful".

The International Market

        The Company plans for joint ventures with one or more parties headquartered in various countries to be eSat international partners. The Company plans for international joint ventures to contribute significant revenue. The Company has identified major satellite broadcast footprints to create international joint ventures establishing eSat satellite Internet service. A satellite broadcast footprint is the area of the world capable of receiving transmissions from a geo-stationary satellite. The planned joint ventures would establish eSat satellite service in the international regions as follows: Asia North, Asia South, Europe, Eastern Europe/Russia, India, Central America, Latin America, the Middle East, and Africa. The initial funding for a joint venture is expected to be provided by the partner in the headquartered country, for example, Asia South would establish "eSat-Asia South." eSat-Asia South would provide the Company's satellite Internet products and services under the eSat name and branding. Through such ventures, eSat-Asia South would be positioned to provide services to other countries in the Pacific Rim basin including Hong Kong, China, Australia, New Zealand, Singapore, Malaysia, Thailand, Philippines, Indonesia and other regions. At the present time, the Company does not have any existing joint venture in the international market and has not entered into any written agreement for international satellite service. See Item 1, Risk Factors: "The Company might not be Successful in Implementing its Domestic and Worldwide Proposed Expansion".

Diversification of Business

        The Company is not dependent on any one customer or group of customers. However, the Company's business plan calls for significant orders from the Government and large corporations. See Item 1, Risk Factors: "The Company Has No Assurance of Market Acceptance Of Its Products and The Company Has No Assurance That Its Marketing and Distribution Methods Will Be Successful".

Backlog of Orders

        The Company currently does not have a backlog of orders.

Revenue Recognition Policies

        Hardware and Software. The Company generates its revenue by selling Internet access and its related hardware and software. Revenue is recognized on product and software at the time the products are shipped, if purchased separately. Satellite Internet access can be purchased by customers separately on either a monthly, quarterly, one, two or three year service subscription contract. When satellite service is purchased separately, revenue is recognized as the service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received. Costs that are directly related to the acquisition or sale of the contract are deferred and charged to expense also using the straight-line method over the life of the contract. Upon completion of the contract, the equipment providing the service can be returned to the Company or purchased for the residual value of the depreciated equipment. Revenue is also recognized on a bundled basis wherein the hardware, software and related satellite Internet accessed is purchased together. In a bundled sale, revenue is recognized as the satellite Internet access service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received. Costs that are directly related to the acquisition or sale of the contract are deferred and charged to expense also using the straight-line method over the life of the contract.


        The Company reports income and expenses on the accrual basis for both financial and income tax reporting purposes.

Competition

        The Company competes in the market for providing Internet access services to the business, government, school, and nonprofit sectors.

        The Company anticipates competition from Internet Service Providers which provide satellite downlink data transmission in the commercial/business, government and education sectors. A major competitor is DirecPC from Hughes Network Systems which provides satellite-based Internet and data delivery service to home consumers, businesses and schools.

        The Company's competitors also include the established Internet service providers which provide connections. These providers include firms offering ISDN, DSL, frame relay, cable modem, T-1, and direct fiber connections. "T-1" or "T-1 line" means a communication line, such as telephone lines or telephone cables, whether consisting of copper, other metals, or optic fiber, which can carry digital bits of information at the rate of 1.54 megabits per second. A T-1 line is generally considered to be a high speed line. "Cable" means the co-axial cable used to deliver television signals to cable TV subscribers. Cable has the technical capacity to deliver 10 megabits per second, but typically delivers 500 kilobits per second to 1 megabit per second. There are numerous providers of these services and no one provider dominates the market. Many service providers are affiliated with telephone companies, which provides capital resources and customer marketing opportunities unavailable to the Company. At this time, the Company believes no competitor has a dominant position in the worldwide ISP market segment.

        The Company has no established competitive position in the market place, since the Company has only recently commenced the marketing and sales of its products. As a result, potential customers are unable to evaluate other customer's experiences in using the Company's products. This lack of track record might dissuade some customers from purchasing the Company's products until there is a greater customer base and a broader evaluation of the quality and effectiveness of the Company's products and services.

        The Company competes principally on price, performance, and availability of service. The service is available in any location, particularly remote locations, due to the wide satellite broadcast footprint. The Company offers a plug and play format, with each gateway delivered pre-configured for the customer's geographic location, local connection to the Internet, and connection to a local area network. The Company's pricing of products and services is subject to change in accordance with market changes and competitive conditions.

        The positive factors pertaining to the Company's competitive position include offering a product for a price of $495 per month, subject to change to meet competitive circumstances, widespread availability, and plug and play format. The negative factors pertaining to the Company's competitive position are lack of product awareness and of brand recognition among potential customers, lack of widespread user-base, and lack of customer track record.

Research and Development

        The Company plans to devote significant resources to continued research and development of various Internet related products and services. See Item 1, Risk Factors: The Company Is Dependent On Successful New Products and Product Enhancements Introductions And May Suffer Product Delays.

Employees

        The Company currently has twenty employees. Seventeen employees are located at the Company's headquarters in Fountain Valley, California, and three employees are located in the Company's Washington, D.C., office.

Available Information

        Prior to the effectiveness of this Registration Statement, the Company has not been required to file periodic reports with the Securities and Exchange Commission.

RISK FACTORS

THE COMPANY DEPENDS ON SATELLITE TRANSMISSION AND IS SUBJECT TO THE RISK OF SATELLITE FAILURE.

        The Company currently uses a single satellite to provide its satellite Internet services. There is risk associated with this dependence. There are two types of possible failures to the satellite: a failure of the individual transponder that is used and a failure of the entire satellite. The Company has purchased transponder protected service. This means that if there is a failure of a transponder, the satellite operator will move the Company to on another transponder. This would create a minimum interruption to customers, likely less than 24 hours. If the satellite itself completely fails, the Company will move its services to another satellite. The Company's transmissions conform to industry standards so there are several possible alternative satellites. The Company's current uplink provider engages in quarterly reviews of available like-satellite space and is ready to contract for that space if needed. If the entire satellite were to fail, a one to five day outage of services might occur depending on the availability of other satellites. Additionally, a repointing of the receiving dishes on the ground would likely be required. The repointing of the receiving dishes on the ground would cost the Company $300 per customer. In the event of any service disruption due to satellite failure, the Company's customers would be credited for the dollar value of the amount of time they are without the satellite Internet service. Based on a standard contract paying $495 per month for the use of the equipment and related satellite Internet service, this would be equal to $16.50 per day per customer. In the event of a satellite failure, the Company could be liable for loss-of-business claims, due to the reliance by business customers on the satellite Internet services the Company provides. A sustained disruption in satellite service could materially impact the ability of the Company to continue operations.

THE COMPANY INCURRED SIGNIFICANT OPERATING LOSSES.

        For the six months ended June 30, 1999, the Company incurred a loss of $4,222,883, including all research and development costs. For the fiscal year ended December 31, 1998, the Company incurred a loss of $3,290,336 as compared to a loss of $453,798 for the fiscal year ended December 31, 1997. The losses were primarily due to: (i) employee compensation which increased because of additional sales and operations staff hired by the Company in 1998 in anticipation of future growth of the Company's operations; (ii) expenses related to marketing; and (iii) lack of product sales. In addition, the Company incurred significant research and development costs associated with its new products. There can be no assurance that the Company will be able to generate sufficient revenues to operate profitably in the future or to pay the Company's debts as they become due. The Company is dependent upon successful completion of future capital infusions to continue operations. See "Management's Discussion and Analysis of Financial Condition" and "Financial Statements."

THE COMPANY MIGHT NOT BE SUCCESSFUL IN IMPLEMENTING ITS DOMESTIC AND WORLDWIDE PROPOSED EXPANSION.

        The Company intends to expand its operations domestically and internationally, and will seek to expand the range of its services and penetrate new geographic markets; however, the Company has no experience in effectuating rapid expansion or in managing operations which are geographically dispersed. There can be no assurance the Company's current management, personnel and other corporate infrastructure will be adequate to manage the Company's growth. Expansion internationally might require joint venture partners outside the United States who will provide capital and personnel to fund the operations internationally. The Company has very limited experience in international joint venture transactions. The Company has no joint venture partners at this time. There can be no assurance that the Company will be able to successfully joint venture with entities in other parts of the world, or that joint venture partners will be able to raise the capital and employ the personnel required to successfully implement worldwide operations. Accordingly, there is significant risk that the Company will not be able to meet its goal of substantial international expansion within the next twenty-four months.

THE COMPANY LACKS A LONG OPERATING HISTORY.

        The Company has a limited operating history upon which an evaluation of the Company can be based. The Company's prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet and interactive media products and services. In addition, the Company will be subject to all of the risks, uncertainties, expenses, delays, problems and difficulties typically encountered in the growth of an emerging business and the development and commercialization of new products. There can be no assurance that unanticipated expenses, problems or technical difficulties will not occur which would result in material delays in product commercialization or that the Company's efforts will result in successful product commercialization.

THE COMPANY MAY HAVE INSUFFICIENT CAPITAL FOR FUTURE OPERATIONS.

        The Company anticipates, based on its current proposed plans and assumptions relating to its operations, that current cash reserves, together with projected cash flow from operations and the sale of additional securities, will be sufficient to satisfy its contemplated cash requirements through the fourth quarter of 1999. Thereafter, the Company will require substantial additional financial resources to fund its operations. The expansion into new product areas will also require substantial financial funding. The failure to acquire additional funding when required will have a material adverse effect on the Company's business prospects.

Without the proper financing of customer contracts by a finance company or additional equity, the Company is likely to have difficulty in sustaining its on-going operations.

THE COMPANY'S FINANCIAL STATEMENTS CONTAIN A "GOING CONCERN" QUALIFICATION

        The Audit Report accompanying the Company's Financial Statements contains a qualification that certain conditions indicate that the Company might not be able to continue as a going concern. The Financial Statements do not contain any adjustments that might be necessary in such a case. Note N to the Financial Statements indicates that recurring operating losses, working capital deficiencies and significant bad debts from accounts receivable account for this uncertainty. Many investment bankers and investors view companies with a "going concern" qualification as less desirable for investment. Accordingly, the Company might have a more difficult time raising equity capital or borrowing capital at all or on favorable terms. Suppliers to the Company might be less willing to extend credit. Potential customers of the Company might be less willing to purchase the Company's products if they believe that the Company will not be viable enough to provide service, support, back-up, and follow-on products when needed. Furthermore, the Company might be disadvantaged in recruiting employees who might be concerned about the stability of employment with the Company. Therefore, the "going concern" qualification can have severe adverse consequences on the Company.

THE COMPANY HAS NO ASSURANCE OF MARKET ACCEPTANCE OF ITS PRODUCTS.

        The Company is at an early stage of development and its earnings growth depends primarily upon market acceptance of its products and services, including the Global Satellite Internet gateway, DigiNXT gateway, Nexstreams, SAMSTM programs offered to school systems, and ChannelCastingTM. There can be no assurance that the Company's product development efforts will progress further with respect to any potential new products or that they will be successfully completed. In addition, there can be no assurance that the Company's potential new products will be capable of being produced in commercial quantities at reasonable costs or that they will achieve customer acceptance.

THE COMPANY HAS NO ASSURANCE THAT ITS MARKETING AND DISTRIBUTION METHODS WILL BE SUCCESSFUL.

        There can be no assurance that the Company's products will be successfully marketed. The Company is dependent on value-added resellers, VARs and distributors in addition to its direct sales force to market its products. There is no assurance that any VAR will be successful in marketing the Company's products.

        The Company's success is dependent in part on its ability to sell its products to governmental agencies, including public school districts, and large business organizations. Selling to governmental agencies and larger companies generally requires a long sales process, with multiple layers of review and approval. Often nonbusiness factors enter into the decision to purchase products. Such factors might include the residence and origin of the supplier of the products, the nature of the supplier and the distributor, the ethnic and gender characteristics of personnel and owners of the Company selling or distributing the products, political and other contacts, and other peculiar factors. Accordingly, the success of selling to these potential customers is uncertain.

        The Company does not have sufficient experience in marketing its products to determine the optimum distribution methods. It is unclear whether marketing through VARs or mass retailers will result in acceptable sales levels. Accordingly, the Company might be in a position requiring change in its sales, distribution, and marketing strategies and implementation.

THE COMPANY IS DEPENDENT ON SUCCESSFUL NEW PRODUCTS AND PRODUCT ENHANCEMENTS INTRODUCTIONS AND MAY SUFFER PRODUCT DELAYS.

        The Company's success in the Internet access business depends on, among other things, the timely introduction of successful new products or enhancements of existing products to replace declining revenues from products at the latter stage of a product cycle. Consumer preferences for software products are difficult to predict, and few consumer software products achieve sustained market acceptance. If revenues from new products or enhancements do not replace declining revenues from existing products, the Company's business, operating results and financial condition could be materially adversely affected. The process of developing Internet access products such as those offered by the Company is extremely complex and is expected to become more complex. A significant delay in the introduction of one or more new products or enhancements could have a material adverse effect on the ultimate success of such products and on the Company's business, operating results and financial condition.

THE COMPANY MUST DO BUSINESS IN A DEVELOPING MARKET AND FACE NEW ENTRANTS

        The market for Internet products and computer software is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services. The diverse segments of the Internet market might not provide opportunities for more than one supplier of products and services similar to those of the Company. It is possible that a single supplier may dominate one or more market segments.

THE COMPANY FACES FORMIDABLE COMPETITION

        The Company competes with many other Internet access providers. The Company will face competition from numerous sources, online and Internet service providers and others with the technical capabilities and expertise which would encourage them to develop and commercialize competitive products and services. Certain of such competitors have substantially greater financial, technical, marketing, distribution, personnel and other resources than the Company. Increased competition, resulting from, among other things, the timing of competitive product releases and the similarity of such products to those of the Company, may result in significant price competition, any of which could have a material adverse effect on the Company's business, operating results or financial condition. Current and future competitors with greater financial resources than the Company may be able to carry larger inventories, undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make higher offers or guarantees to software developers and co-development partners than the Company. There can be no assurance that the Company will have the resources required to respond effectively to the market or technological changes or to compete successfully with current or future competitors or that competitive pressures faced by the Company will not materially and adversely affect the Company's business, operating results or financial condition.

THE COMPANY MIGHT BE SUBJECT TO GOVERNMENT REGULATION WHICH COULD HARM THE COMPANY'S PROSPECTS.

        The Company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. For example, although the Communications Decency Act was held to be unconstitutional, there can be no assurance that similar legislation will not be enacted in the future. Such laws or regulations could also limit the growth of the Internet, which could in turn decrease the demand for the Company's proposed products and services and increase the Company's cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any such new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on the Company's business and prospects.

THE SUCCESS OF THE COMPANY IS DEPENDENT ON MICHAEL C. PALMER, CHESTER L. NOBLETT, AND OTHER SENIOR MANAGERS.

        The success of the Company will be dependent largely upon the personal efforts of its Chief Executive Officer, Michael C. Palmer, its Chief Financial Officer and Treasurer, Chester L. Noblett,, and other senior managers. The loss of their services could have a material adverse effect on the Company's business and prospects. The success of the Company is also dependent upon its ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense and there can be no assurance that the Company will be able to hire or retain qualified personnel. Any inability to attract and retain qualified management and other personnel could have a material adverse effect on the Company.

THE COMPANY MIGHT FACE LIABILITY FOR INFORMATION SERVICES.

        Because materials may be downloaded by the online or Internet services operated or facilitated by the Company and may be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials. Such claims have been brought, and sometimes successfully pressed, against online service providers in the past. The Company's general liability insurance might not cover potential claims of this type or might not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability or legal defense expenses that are not covered by insurance or in excess of insurance coverage could have a material adverse effect on the Company's business, operating results and financial condition.

INVESTORS COULD SUFFER DILUTION OF THEIR INVESTMENT FROM EXERCISE OF WARRANTS.

        As of July 22, 1999, the Company has a total of 17,660,284 shares of Common Stock outstanding. The Company has issued 6,971,968 outstanding warrants to purchase shares of common stock at a weighted average price of $5.59 per share.

AUTHORIZATION OF PREFERRED STOCK ALLOWS THE COMPANY TO ISSUE PREFERRED STOCK WITHOUT THE INVESTORS' CONSENT.

        The Company's Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock without the approval of shareholders. The Board of Directors has the power to establish the dividend rates, liquidation preferences and voting rights of any series of preferred stock and these rights may be superior to the rights of holders of the Common Stock. The Board also may establish redemption and conversion terms and privileges with respect to any shares of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock, should such a market develop, and could be used by the Board as a device to prevent a change in control of the Company.

THE COMPANY WILL PAY NO DIVIDENDS TO THE INVESTORS.

        The Company has not paid and does not expect to pay any dividends in the foreseeable future.

MANY SHARES WILL BECOME ELIGIBLE FOR FUTURE SALE, WHICH MIGHT ADVERSELY AFFECT THE MARKET PRICE FOR THE SHARES.

        As of July 22, 1999, there are 13,875,046 "restricted shares" of the Company's Common Stock issued and outstanding as that term is defined under Rule 144 promulgated under the Act. Restricted shares are those shares issued without being registered with the SEC. Such shares may not be resold unless an exemption is available, or unless the requirements of Rule 144 are met. Of these shares, 5,034,781 shares are held by directors, officers, or 10% shareholders. 10% shareholders are shareholders who have beneficial ownership of 10% or more of the outstanding shares, including shares subject to an option held by them. 8,840,265 shares are held by other shareholders. These shares will become eligible for trading under Rule 144 at various dates commencing on October 8, 1999. The Company has issued 1,395,089 shares of the Company's Common Stock pursuant to the exemption from registration provided under Rule 504 promulgated under Regulation D of the Securities and Exchange Act of 1933, as amended (the "Act") ("Rule 504"). Ninety days after this Form 10 Registration Statement becomes effective, the shares held by the nonaffiliate shareholders will become eligible for trading, subject to the volume limitations and other applicable limitations of Rule 144. The Company is unable to predict the effect that sales of such shares may have on the then prevailing market price of the Common Stock. Nonetheless, the possibility exists that the sale of these shares may have a depressive effect on the price of the Company's Common Stock.

THE COMPANY WILL REMAIN IN THE CONTROL OF PRESENT SHAREHOLDERS.

        The officers and directors and the two largest shareholders of the Company have in the aggregate beneficial ownership of 21.56% of the outstanding shares of Common Stock of the Company, and 44.25% of shares on a fully diluted basis. These shareholders are described under "Item 4 Security Ownership of Certain Beneficial Owners and Management". The Company does not have cumulative voting in the election of directors; and the minority shareholders will not be able to elect any director to the Company's Board of Directors.

ANTI-TAKEOVER PROVISIONS MAY THWART TAKE-OVER OR ACQUISITION OFFERS WHICH INVESTORS MIGHT OTHERWISE WISH TO ACCEPT.

        The Company's Board of Directors can, without obtaining shareholder approval, issue shares of Preferred Stock having rights that could adversely affect the voting power of the Common Stock. The possible issuance of shares of Preferred Stock can be used to oppose hostile takeover attempts.

ITEM 2. FINANCIAL INFORMATION

Forward Looking Statements

        This Item contains forward-looking statements. Please review the information in light of the risk factors and other cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

Selected Financial Data

        Set forth below are selected financial data for the Company for each of the last three fiscal years.

----------------------------------------------------------------------------------------------------
                                                          1998             1997             1996
----------------------------------------------------------------------------------------------------
Net Sales                                              $   341,047      $ 1,201,044      $ 1,529,518
----------------------------------------------------------------------------------------------------
Income (loss) from continuing operations               $(2,727,172)     $  (316,307)     $  (164,005)
----------------------------------------------------------------------------------------------------
Income (loss) from continuing operations per share     $     (0.17)     $     (0.03)     $     (0.02)
----------------------------------------------------------------------------------------------------
Total Assets                                           $ 3,261,387      $   453,920      $   131,371
----------------------------------------------------------------------------------------------------
Total Current Assets                                   $ 2,920,921      $   427,965      $   101,436
----------------------------------------------------------------------------------------------------
Long Term Liabilities                                  $         0      $   119,265      $    21,353
----------------------------------------------------------------------------------------------------
Cash Dividends                                         $         0      $         0      $         0
----------------------------------------------------------------------------------------------------

        The comparisons between 1998 and 1997 should be evaluated in light of four significant factors: (1) the Company merged with TGI in October 1998,and the selected financial data reflect primarily the activities of TGI; (2) the decision in 1997 to discontinue the sale of networking equipment and focus all efforts on the GSI(TM) product line; (3) the decision in 1998 to discontinue the sale in the fourth quarter of 1998 of all initial products of the Company pending the completion of the GSI(TM) product; and (4) private placements of equity securities by the Company in 1998 that raised significant equity capital. "GSI" means the Company's Global Satellite Internet gateway. A gateway is a service that allows someone to access the Internet. GSI refers to the Company's service of providing access to the Internet through satellite transmissions around the world. See Item 1, Historical Summary of the Company; Item 2, Management's Discussion and Analysis of Financial Condition, and Item 10, Recent Sales of Unregistered Securities. As a result, the comparison of the data is not particularly meaningful.

        The comparisons with 1996 should be evaluated in light of the factors set forth above, and in addition, in light of the fact that the financial data for 1996 reflect only the operations of TGI and have not been combined and restated as a result of the merger. As a result, the comparison of the data is not particularly meaningful.

        The merger between TGI and the Company is the merger of a private operating company into a non-operating public shell with nominal assets. See
Item 2, "Description of the Merger".

Management's Discussion and Analysis of Financial Condition

THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS REPORT

Overview

        The Company is a high-speed satellite Internet Service Provide (ISP), and satellite Internet access equipment and services developer for businesses, educational institutions and government. The Company's product line is based on its Global Satellite Internet (GSI(TM)) and Nexstreams gateways and DigiNXT(TM) Internet gateway which provide any existing local area network (LAN) with high-speed Internet access. "GSI" means the Company's Global Satellite Internet gateway. A gateway is a service that allows someone to access the Internet. GSI refers to the Company's service of providing access to the Internet through satellite transmissions around the world. "LAN" means local area network, which usually consists of a network of computers within a single workplace. The Company's SAMS(TM) product provides managed, educational content of over 60,000 pre-screened web pages accessible to students over the Company's satellite system. The Company's ChannelCasting(TM) product will provide the simultaneous broadcast of large video and data files to multiple destinations over the Company's high-speed satellite transmission system. Within the next 24 months, the Company plans to be a worldwide satellite Internet Service Provider. Currently, the Company has created a high-speed satellite Internet gateway system with a satellite footprint that encompasses the United States, and parts of Canada and Mexico. See Item 1, Risk Factors: "The Company Might Not Be Successful In Implementing Its Domestic And Worldwide Proposed Expansion".

        The Company has experienced losses from operations of $7,567,859 or $0.43 per share (basic and diluted), since its inception as U.S. Connect 1995, Inc. The Company anticipates that it will continue to incur net losses through the end of 1999. The Company expects to achieve operating profits in the year 2000.

        The Company continues to expend substantial resources on sales and marketing in its attempts to increase its market share in the satellite ISP market. There can be no assurances, however, that the Company will achieve or sustain profitability or positive cash flow from its operations. See Item 1, Risk Factors: "Lack of Operating History", "Insufficient Capital", and "Market Acceptance".

        The market for the Company's services is rapidly evolving and is characterized by an increasing number of new technologies, which include ground based Internet Service Provider (ISP) technologies that may represent competition to the Company's service. The Company and its prospects must be considered in light of the risks, expenses and difficulties encountered by companies in the new and rapidly evolving market for Internet services and products. See Item 1, Risk Factors, generally.

U.S. Connect 1995 Prior To The Merger With The Company

        The Company was formed in June 1995, as U.S. Connect 1995, with the intention of engaging in the telephony business. However, there was never any substantial business generated by the Company and the Company remained dormant with no operations from its inception until the merger with Technology Guardian, Inc., a California corporation. The Company changed its name to eSat, Inc., in January 1999.

        This discussion and analysis refers to the past operating history of Technology Guardian, Inc., a California corporation, and not that of U.S. Connect 1995.


Description Of The Merger

        The Company finalized a reverse merger with U.S. Connect 1995 (OTC BB:
USCJ) on October 8, 1998. Prior to that date, the two companies were separate and had no combination of business activities. The stock trading prior to that date reflected only U.S. Connect 1995, until October 1998, when the merger was consummated.

        The transaction was the merger of a private operating company into a non-operating public shell corporation with nominal net assets. The owners of Technology Guardian, Inc., obtained operating control of the merged companies after the transaction. The transaction constituted a reverse acquisition.

        The transaction was accounted for as reverse acquisition, except that no goodwill or other intangibles were recorded. Under these terms, the nominal assets and equity of U.S. Connect 1995, Inc. were consolidated with those of Technology Guardian, Inc., a California corporation, and reflected as such as of the date of closing.


Results Of Operations

                                           1998             1997             1996
                                        -----------      -----------      -----------
Revenue*                                $   341,047      $ 1,201,044      $ 1,529,518

Cost of Sales                           $  (685,570)     $  (345,491)     $  (875,124)

Gross Profit                            $  (344,523)     $  (855,553)     $  (654,394)

Sales and Marketing, General and
Administrative, and other operating
expenses                                $(2,351,382)     $(1,171,860)     $  (812,663)

Net Loss (Basic and Diluted)            $(2,695,905)     $  (453,998)     $  (164,005)

* - This revenue decline is directly attributable to the shift in the Company's focus to high-speed satellite Internet products and services and away from the sale of networking and computing product and services. In the first quarter 1998, the Company stopped selling networking and computing products and services. In the fourth quarter 1998, the Company stopped selling its initial satellite Internet products and services altogether, pending the completion of its GSI(TM) products. During 1998, the Company engaged in capital raising efforts and the development of its GSI(TM) Internet related products and services along with beta marketing and testing.

Liquidity and Capital Resources

The Company's operations have been financed from internally generated cash, the sale of stock in 1999 and 1998 and, to a lesser extent, capital equipment lease arrangements. At June 30, 1999, the Company had cash on hand of $671,385, compared to $2,567,697 at December 31, 1998 and ($11,827) at December 31, 1997.

        Net cash used in operating activities of $2,949,829 for the six months ended June 30, 1999, and $2,799,627 and $237,717 for the years ended December 31, 1998 and 1997, respectively, was primarily attributable to operating losses, issuance of options, and increase in deferred revenue, offset to some degree by decreases in accounts receivable, payroll taxes, accounts payable, and other current liabilities.

        Net cash used in investing activities was $525,411, for the six months ended June 30, 1999, and $298,980 and $18,539 for the years ended December 31, 1998 and 1997, respectively, and consisted of purchases of fixed assets and net repurchases of common stock.

        Net cash provided by financing activities of $1,578,928, for the six months ended June 30, 1999 resulted from the net proceeds of the sale of common stock, repurchase of shares from the former Chief Executive Officer, and the issuance of an obligation in connection with the acquisition of fixed assets. Net cash provided by financing activities of $5,673,131 for the year ended December 31, 1998 resulted from the sale of common stock. Net cash provided by financing activities of $253,363 for the year ended December 31, 1997 resulted from the sale of common stock.

        As of June 30, 1999 the Company's principal source of liquidity consisted of $671,385 of cash. As of that date, the Company's principal commitments consisted of obligations in connection with the purchase of fixed assets, operating leases, payroll taxes payable, and liabilities created by the prepayment of satellite Internet access by customers. Under leases that have initial or remaining non-cancelable lease terms in excess of one year, the Company's payment obligations are $590,236 in the year 2000, $570,379 in 2001, $436,285 in 2002, $131,671 in 2003, and $68,417 thereafter. The Company has no long term debt, nor balloon payments, nor existing demands nor commitments extending beyond 12 months, other than described above. However, the Company anticipates an increase in its expenditures for personnel, capital equipment, and product research and development consistent with anticipated growth in operations and infrastructure.

        The Company believes that current cash balances along with stock purchase commitments and future sales will be sufficient to meet its anticipated cash needs for the next 12 months nor the lease commitments in excess of one year described above. However, any projection of future cash needs and future cash flows are subject to uncertainty. The current short-term cash needs of the Company are approximately $400,000 per month without accounting for sales revenue. To the extent the Company's revenues increase in the coming twelve months, the Company anticipates significant increases in the operating expenses and working capital requirements to purchase additional fixed assets, for financing of associated accounts receivable and unbilled receivables, and for the purchase of other assets, offset by increases in accounts payable, deferred revenue and other current liabilities. The cost to purchase additional fixed assets, primarily satellite transmission and receiving equipment, finance accounts receivable, unbilled receivables, and other assets offset by increases in accounts payable, deferred revenue and other liabilities is approximately $15,000,000. The Company also anticipates the need to construct its own network of Network Operations Centers (NOCs). The NOC is the location of the operations equipment, which receives and transmits data from and to a satellite. The construction of a NOC costs approximately $2,000,000 per location. Depending on the amount and timing of future sales and receipts, the Company will need additional capital. The Company has entered into an agreement with Vantage Capital for the purpose of raising capital for the Company. Vantage Capital has arranged for an infusion of $4.0 million into the Company, payable at the rate of $500,000 per month. To date, the Company has received $1,500,000. In return, the Company is issuing its Preferred Shares at $2.00 per share. The Preferred Stock is 12% convertible preferred stock, with a liquidation preference of $2.00 per share. The Preferred Stock bears 12% cumulative annual dividends. The Preferred Stock may be converted into shares of Common Stock at the lower of $2.00 per share or 70% of the bid price of the Common stock on the date of a notice to convert as reported by the exchange or the market on which the shares of Common Stock are traded. The Preferred Stock contains standard antidilution and price protection provisions and standard piggy back rights. There is no firm agreement in place requiring the balance of the anticipated investment to be made; however the Company expects that the full amount of the anticipated investment will be made. Vantage Capital is owned by Michael C. Palmer, the President of the Company. See Item 7 -- Certain Relationships and Related Transactions.

        The Company believes that the receipt of the net proceeds of the offering described above plus cash generated internally from sales combined with the cash as of June 30, 1999, will be sufficient to satisfy its future operating, working capital, and existing lease commitment cash requirements for both short-term and long-term needs.

        The Company may need to raise additional capital if the Company expands more rapidly than initially planned, to develop new or enhanced products and/or services, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the sale of equity or convertible debt securities, the percentage ownership of the Company's stockholders will be reduced, the Company's stockholders may experience additional dilution and these securities may have rights, preferences or privileges senior to those of the Company's stockholders. There can be no assurance that additional financing will be available, or available on terms favorable to the Company. If adequate funds are not available or are not available on acceptable terms, the Company's ability to fund expansion, take advantage of unanticipated opportunities, develop or enhance products or services or otherwise respond to competitive pressures could be significantly reduced.

Continuing As a Going Concern

        The financial statements and the opinion expressed by the Company's independent accountants disclose that the financial statements have been prepared assuming the Company will continue to operate as a going concern which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

        The Company has implemented significant cost reductions where possible in order to reduce losses from its continuing operations. Management believes that the sales of products introduced in the first quarter of 1999 have not been fully realized to date, due to the long sales lead time of the product, and the focus away from direct sales to sales through value-added resellers ("VARS"). The total number of VARS the Company have relationships with the Company is now 17 compared to 4 at December 31, 1998. Sales in 1999 and recurring satellite access revenues may not be adequate to finance the 1999 cash flow requirements. Additional debt or equity financing will be required. Management is developing plans which include, but are not limited to, merging with another company and obtaining additional debt or equity financing.

Revenue

        The Company generates its revenue by selling high speed Internet access and its related hardware and software. Revenue is recognized on product and software at the time the products are shipped, if purchased separately. Satellite Internet access can be purchased by customers separately on either a monthly, quarterly, one, two or three year service subscription contract. When satellite revenue is purchased separately, revenue is recognized as the service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received. Costs that are directly related to the acquisition or sale of the contract are deferred and charged to expense also using the straight-line method over the life of the contract. Revenue is also recognized on a bundled basis wherein the hardware, software and related satellite Internet accessed is purchased together. In a bundled sale, revenue is recognized as the service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received. Costs that are directly related to the acquisition or sale of the contract are deferred and charged to expense also using the straight-line method over the life of the contract. Upon completion of the contract, the equipment providing the service can be returned to the Company or purchased for the residual value of the depreciated equipment.

        When a customer makes an application for a subscription contract, the applicant's credit is reviewed by the Company's contracted financial services company. Upon approval of the customer's credit, the Company accepts the customer's subscription. The Company then has the option to submit the appropriate sales documentation to a finance company that advances funds to the Company, less finance and related fees. This amount may vary depending on normal commercial factors, such as prevailing interest rates. Under this method, it is contemplated that in most cases funds will be received from the finance company on a nonrecourse basis and the finance company will handle all billing and collection activities. See Item 1, Risk Factors: "The Company May Have Insufficient Capital For Future Operations".

        The Company submits the customer's applications for approval to the finance company upon receipt. After approval, the Company will ship within ten days. After receipt of the shipping documents, the finance company will remit funds directly to the Company. The Company books this revenue in the current quarter and makes provisions for the long-term liability of providing the customer high-speed satellite Internet service. If the contracts are retained by the Company, revenue is recognized as the services are provided according to the terms of the agreement.

        Typically, the Company includes in its satellite service, its GSI(TM) gateway and Nextreams servers and satellite dish at a set price. The customer pays for the installation of the satellite dish. The typical installation costs are those of a standard mini-satellite dish or approximately $300. The GSI(TM) gateway is a simple installation with plug and play format that requires no contracted installation service.

Cost of Sales

        The cost of sales includes three primary elements. Typically, the first element includes the computer server, utilizing Windows NT and Intel Pentium CPUs, including assembly and shipping. The server assembly is performed by subcontractors and the software is installed and configured by the Company. There is no customer installation of hardware or software required. The second item includes the sales commissions paid to VARs and other distributors. The commissions are paid quarterly during the duration of the contract. The Company reserves against the unpaid commissions. The third element is the cost to the Company of providing satellite Internet access to its customers for the term of the contractual relationship. This amount is reserved by the Company over the life of the contract. The reserved funds are kept in interest bearing bank accounts. They are booked as an asset of the Company with an offsetting liability. For the six months ended June 30, 1999 costs of sales totaled $465,346, for the years ended December 31, 1998 and 1997 the costs of sales totaled $685,570 and $345,491, respectively. These costs may change as a result of changes in the marketplace. The cost of sales may increase with increased marketing personnel and additional sales commissions or other factors.


Sales and Marketing

        Sales and Marketing expenses consist primarily of sales commissions, salaries, cost promotional material, travel, VAR/Distributor commissions and advertising. The Company's sales and marketing expenses will grow rapidly as the Company expands the sales and marketing efforts nationwide and internationally. The Company expects to hire additional sales personnel in 2000. The Company does not defer sales, marketing or other direct costs associated with the acquisition of customers. For the six months ended June 30, 1999 sales and marketing expenses totaled $309,204, for the years ended December 31, 1998 and 1997, sales and marketing expenses totaled $340,820 and $201,934, respectively. These were primarily for the beta marketing and beta sales efforts of the Company's first generation GSI(TM) products and services.


General and Administrative

        General and Administrative expenses consist primarily of costs associated with the accounting and human resources needs, professional expenses, leasing of facilities, insurance, legal, depreciation expenses, and payroll.

Change In Products And Sales

        With the formation of Technology Guardian, Inc., the Company made a strategic decision to sell and market networking and computing related products and services which were not Internet related. This strategy provided the Company with cash flow for operations and its own research and development in the area of high-speed satellite Internet access. This resulted in the following sales:

Revenue

1996           $1,529,518
1997           $1,201,044
1998           $  341,047
1999           $1,167,059

        The sales for 1996 were almost exclusively for the networking and computing related products and services. The sales in 1997 were mostly for the networking and computing related products and services. In 1997, the company sold approximately $150,000 of its initial satellite Internet products and services.

        The Company decided in the first quarter 1998 to halt the sales of networking and computing products and services. The Company focused on the development of its high-speed satellite Internet related technology. During this period, the Company obtained financing through private offerings of its securities. See Item 10, Recent Sales of Unregistered Securities.

Capital Resources

        The Company has not generated net cash from its operations since inception. The Company has funded its operations and development of its product and services primarily through sales of non-satellite Internet related products and services, and private sales of equity securities and lease financing. Cash used in operations are $46,898, $237,717, $2,799,627 and $2,949,829 for the
years 1996 through 1998 and the six months ended June 30, 1999, respectively.

Year 2000 Compliance.

        The Company has assessed its year 2000 readiness and believes its systems are compliant. The Company has purchased or procured its essential equipment, software, systems, and inventory within the past 18 months. The Company has sought and received confirmation from its key third-party suppliers and vendors that the hardware, software, products, and services furnished by these vendors are year 2000 compliant. These vendors include the manufacturer of the Company's proprietary computer boards and the vendors of the servers used in the Company's products, the software publisher of the software licensed by the Company, and satellite and communications companies that transmit data on behalf of the Company. In addition, the vendors of the Company's own internal network, computer, accounting, and other systems have assured the Company that their products are year 2000 compliant.

        The worst case for the Company with respect to year 2000 compliance would be the general failure of the country's communications infrastructure. The Company relies on the general communications infrastructure maintained by the established communications companies to transmit its data to it NOC uplink site, to uplink to a satellite, and for rebroadcast by the satellite to the Company's customers. Accordingly, if the communications companies and satellite operators do not have their systems year 2000 compliant, then the

Company and its customers could suffer the consequences of the failure of one or more components of the communications infrastructure in common with other users. For the Company, the consequences could be that customers will refuse to pay for the Company's services and products and the Company will suffer a decline in revenues. Costs would go up as the Company would seek to mitigate its problems. The Company could lose its good will, reputation for reliability, and some or all of its customer base.

        Total costs incurred in connection with the Company's year 2000 compliance efforts have not been material and the Company expects minimal additional costs in calendar year 1999 to assure year 2000 readiness. The Company will conduct ongoing testing of new features, components, and systems as they are added to the Company's products.

        The Company has only generalized contingency plans for year 2000 contingencies. In general, the Company expects that any year 2000 problems will occur in the communications infrastructure. If such problems occur which interrupt the Company's services to its customers, the Company intends to immediately seek to obtain such services from communications companies that are able to continue offering services. Since the Company cannot know which Companies will have year 2000 services interruptions, the Company has not made specific plans for alternate service providers at this time.

ITEM 3. PROPERTIES.

        The Company does not own any materially important physical properties. The Company leases its headquarters under the terms of a commercial lease for office space. The lease term expires in October 2003. The Company could move its headquarters without any material adverse affect on the Company. The Company leases space from Microspace Corporation in Durham, North Carolina, which houses computer equipment owned by the Company in connection with the uplink to the satellite network. The Company could replace the Durham NOC without any material adverse effect on the Company.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        The following table sets forth, as of October 28, 1999, the ownership of the Company's Common Stock by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock.

                                                                     Amount and      Percent of
                                                                     Nature of     Class of total
                                                                     Beneficial      Shares and
Title of Class            Name and Address of Beneficial Owner      Ownership (1)     options

Common                    David B. Coulter (2)                         3,950,000        20.57%
                          15555 Huntington Village Lane, #239,
                          Building 9, Huntington Beach, CA 92647

Common                    Chester (Chet) L. Noblett Jr. (3)            2,467,302        12.92%
                          16520 Harbor Blvd, Bldg. G
                          Fountain Valley, California 92708

Common                    Salvatore Piraino (4)                          136,103         0.77%

                          16520 Harbor Blvd, Bldg. G
                          Fountain Valley, California 92708

Common                    William Sarpalius (5)                        1,141,838         6.07%
                          908 Pennsylvania Avenue, S.E.
                          Washington, D.C. 20003

Common                    Jeffrey Hecht (6)                              382,912         2.13%
                          16520 Harbor Blvd, Bldg. G
                          Fountain Valley, California 92708

Common                    Gary Pan (7)                                    20,000          .11%
                          C/o United Asia Capital Partners
                          Suite 201 - 290 Fu Hsing North Road
                          Taipei 104, Taiwan

Common                    Michael C. Palmer (9)                        2,493,242        12.35%
                          16520 Harbor Blvd, Bldg. G
                          Fountain Valley, California 92708

Common                    Jim Mack (8)                                   324,294         1.80%
                          16520 Harbor Blvd, Bldg. G
                          Fountain Valley, California 92708

Common                    Directors and Executive Officers as a        6,965,691        28.24%
                          group


(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes options to purchase: (i) 1,500,000 shares of the Company's common stock at $3.00 per share for a period of five years from August 22, 1998.

(3) Includes options to purchase; (i) 762,802 shares of the Company's common stock at $0.7168 per share for a period of five years from date of grant, and, (ii) 333,333 shares of the Company's common stock at $3.00 per share for a period of five years from date of grant; and, (iii) 300,000 shares of the Company's common stock at $3.00 per share for a period of five years from date of grant contingent upon the Company achieving total market value of $150,000,000 in 1999, or $30,000,000 gross revenues in 1999.

(4) Includes options to purchase 16,103 shares of the Company's common stock at $0.7168 per share for a period of five years from date of grant; and,
        (ii) 20,000 shares of the Company's common stock at $17.41 per share for a period of five years from date of grant

(5) Includes options to purchase: (i) 26,838 shares of the Company's common stock at $0.7168 per share for a period of five years from date of grant; and, (ii) 20,000 shares of the Company's common stock at $17.41 per share for a period of five years from date of grant; and, (iii) 200,000 shares of the Company's common stock at $2.00 per share for a period of 18 months from date of grant if the following performance criteria are met:

        ------------------------------------------------------------------------
        Shares subject to purchase:           If the Company achieves the
                                              following gross revenues in
                                              conjunction with the East Coast
                                              Sales office:

        ------------------------------------------------------------------------
        150,000                               $15,000,000 between March 1, 1999,
                                              and August 31, 2000.
        ------------------------------------------------------------------------
        50,000                                $30,000,000 between March 1, 1999,
                                              and February 29, 2000.
        ------------------------------------------------------------------------

        This total includes options to purchase 360,000 shares of the Company's common stock at $2.00 per share for a period of 18 months for from date of grant, held in the name of Carol Sarpalius, spouse of William Sarpalius. 300,000 of these shares may be purchased if the following performance criteria are met:

        ------------------------------------------------------------------------
        Shares subject to purchase:           If the Company achieves the
                                              following gross revenues in
                                              conjunction with the East Coast
                                              Sales office:
        ------------------------------------------------------------------------
        250,000                               $750,000 between January 1, 1999,
                                              and June 30, 2000.
        ------------------------------------------------------------------------
        50,000                                $15,000,000 in 1999.
        ------------------------------------------------------------------------

        60,000 of these shares may be purchased by Carol Sarpalius for a period of five years from date of grant.

        This total includes options granted on October 8, 1998, to purchase 600,000 shares of the Company's common stock at $2.00 per share for a period from the date of grant to August 24, 2003, if the following performance criteria are met:

        ------------------------------------------------------------------------
        Shares subject to purchase:           If the Company achieves the
                                              following sales:
        ------------------------------------------------------------------------
        150,000                               1,000 Units of the Company's
                                              products within one year from date
                                              of grant.
        ------------------------------------------------------------------------
        50,000                                1,000 Units of the Company's
                                              products within six months of the
                                              date of grant.
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
        150,000                               2,000 Units of the Company's
                                              products within one year from the
                                              date of grant.
        ------------------------------------------------------------------------
        50,000                                2,000 Units of the Company's
                                              products within six months of the
                                              date of grant.
        ------------------------------------------------------------------------
        100,000                               3,000 Units of the Company's
                                              products by December 31, 2000.
        ------------------------------------------------------------------------
        100,000                               4,000 Units of the Company's
                                              products by December 31, 2000.
        ------------------------------------------------------------------------

(6) Includes options to purchase: (i) 27,912 shares of the Company's common stock at $0.7168 per share for a period of five years from date of grant; and, (ii) 225,000 shares of the Company's common stock at $3.00 per share for a period of five years from date of grant

(7) Includes options to purchase 20,000 shares of the Company's common stock at $17.41 per share for a period of five years from date of grant.

(8) Includes options to purchase: (i) 4,294 shares of the Company's common stock at $0.7168 per share for a period of five years from date of grant; and, (ii) 300,000 shares of the Company's common stock at $2.00 per share for a period of five years from date of grant.

(9) Includes options to purchase 600,000 shares of the Company's common stock for a period of five years from date of grant, exercisable at prices from $4.25 per share to $8.50 per share. In addition, the Company has agreed to issue 1,000,000 shares of convertible Preferred Stock to Vantage Capital, which at the current conversion price of $1.625 would allow Vantage Capital to receive 1,758,242 shares of Common Stock. Mr. Palmer is an affiliate of Vantage Capital. See Item 7, Certain Relationships and Related Transactions.


(10) Includes options to purchase 240,000 shares of the Company's common stock at $3.00 per share for a period of ten years from the date of grant.

Item 5.  Directors and Executive Officers.

        The following table sets forth the names and positions of the directors and executive officers and key employees of the Company:


Officer
Name                               Age             Position                      Since
----                               ---             --------                      -----
Michael C. Palmer                  50        CEO, President, Secretary           1999
                                             and Director

Chester (Chet) L. Noblett, Jr.     55        COO, Chief Financial Officer,       1997
                                             Treasurer and Director

Salvatore A. Piraino               72        Director                            1997

William C. Sarpalius               50        Director                            1997

Gary Pan                           53        Director                            1998

Jeffrey Hecht                      47        Vice President of                   1998
                                             Operations

Jim Mack                           26        Chief Technology Officer            1998

        The directors of the Company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Officers of the Company are elected annually by the Board of Directors and hold office until their successors are elected and qualified.

         The following sets forth biographical information concerning the Company's directors and executive officers for at least the past five years.

        MICHAEL C. PALMER has been the Chief Executive Officer and a director of the Company since April 1999. Mr. Palmer has held the position of Chief Financial Officer commencing November 1998 and has been affiliated with the Company since December 1997. Since 1978, Mr. Palmer has been a partner of Parks, Palmer, Turner and Yemenedjian, a firm of Certified Public Accountants. Mr. Palmer previously served as a director of Western Waste Industries (NYSE: WW). He received a B.S. degree in Business Administration in 1972 and a M.S. degree in Business Taxation in 1975 from the University of Southern California.


        CHESTER (CHET) L. NOBLETT, JR. has been Chief Operating Officer, Treasurer, Secretary and a Director of the Company since June 1997. From 1990 to 1996, Mr. Noblett was employed as the chief executive officer for Tradom International, a subsidiary of an Asahi Shouian, Inc., an international food brokerage company. From 1975 to 1990, he was chief executive officer of C. Noblett & Associates, a food brokerage company. Mr. Noblett is also president and a director of Cyber Village Network, a computer software company. Mr. Noblett received a B.S. degree in Business Administration from the University of Southern California in 1971.

        SALVATORE A. PIRAINO has been a director of the Company since December 1997. From September 1992 to the present, Mr. Piraino has operated Management and Technical Services, a management consultant firm providing management, engineering and manufacturing expertise to a number of small companies. From 1974 to 1992, Mr. Piraino was employed as a director, program manager, product line manager and assistant division manager for Hughes Aircraft Company. Mr. Piraino received a B.E. degree in Engineering from Loyola University in 1950.

        WILLIAM C. SARPALIUS has been a director of the Company since December 1997. From 1995 to present, Mr. Sarpalius has served as president and chief executive officer of Advantage Associates, Inc., a lobbying firm located in Washington, D.C. Previously, Mr. Sarpalius served as a U. S. Congressman from the State of Texas from 1989 to 1995. In 1995, Mr. Sarpalius received a presidential appointment to the United States Department of Agriculture as Western Regional Director. Mr. Sarpalius received a bachelors degree in Agriculture Science from Texas Tech University in 1972 and a masters degree in Agriculture Science from West Texas State in 1978.

        GARY (GUO AN) PAN has been a director of the Company since September 1998. From 1997 to present, Mr. Pan has served as the managing director for United Asia Capital Partners, an investment management and financial services firm. From 1993 to 1997, Mr. Pan served as president of Sunridge International, Inc., and from 1992 to 1993, as senior vice president of the Great Wall Group. Mr. Pan currently serves as a director on the following privately held corporations: United Asia Capital Partners, Harvest Communications, and Quadra Pharmaceuticals, Inc. Mr. Pan received a B.S. degree in Electrical Engineering from National Taiwan University, a M.S. degree in Electrical Engineering from University of Waterloo, and his Ph.D. in Management from the University of California at Los Angeles.

        JEFFREY HECHT was appointed as the Company's Vice President of Operations in March 1998. From March 1997 to March 1998, Mr. Hecht was vice president of operations for ACOM Computer Inc., a software development company in Long Beach, California. From December 1993 to February 1997, Mr. Hecht served as the vice president and chief information officer for Strategic Mortgage Services, a financial services company. Mr. Hecht received a B.S. in Business Administration from Arizona State University in 1976.

        JIM MACK was appointed as the Company's Chief Technology Officer in September 1998. From May 1997 to September 1998, Mr. Mack was the Senior Systems Engineer for Versant, Inc., a manufacturer of object-oriented database technologies. From February 1995 to May 1997, Mr. Mack was Object Technology Specialist with IBM, working with such firms as Kodak and MCI. Mr. Mack studied Computer Science and Aerospace Engineering from University of Missouri-Rolla in 1994.


ITEM 6.  EXECUTIVE COMPENSATION.

--------------------------------------------------------------------------------------------------------------------------------
                                               Annual Compensation                     Long Term Compensation
                                       -----------------------------------    ------------------------------------
                                                                               Awards                     Payouts
                                                                              ---------                  ---------
                                                                  Other
                                                                  Annual     Restricted   Securities
                                                                  Compen-      Stock      Underlying       LTIP      All Other
Name and Principal Position    Year      Salary       Bonus       sation       Awards    Options/SARs     Payouts   Compensation
--------------------------------------------------------------------------------------------------------------------------------
David B. Coulter               1998      166,407            0       56,250            0    3,535,890*            0            0
--------------------------------------------------------------------------------------------------------------------------------
Chester L. Noblett, Jr         1998      114,750            0       48,750            0    1,095,802             0            0
--------------------------------------------------------------------------------------------------------------------------------


        * Please see Item 7, below, and Note K to the Financial Statements regarding the cancellation of Mr. Coulter's options in March, 1999.

OPTION GRANTS IN FISCAL YEAR 1998

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Potential Realizable
                                Individual Grants                                                                   Value at
                                  Percent of                                                   Market       Assumed Annual Rates of
                     Number of   Total Options                   Market                    Closing price   Stock Price Appreciation
                      Shares      Granted to    Exercise of     Price on                       on May           for Option Term
                    Underlying   Employees in    Base Price     Date of       Expiration     6,1999, of    -------------------------
Name                  Options     Fiscal Year      ($/Sh)       Grant (1)        Date          $10.625        5% ($)       10% ($)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
David C. Coulter,     1,910,885         31.19    $.7168   $.7168   August, 2003    $18,933,431   $ 3,120,409   $ 3,937,572
President
--------------------------------------------------------------------------------------------------------------------------
David C. Coulter,     1,500,000         27.14%   $ 3.00   $ 3.00   October, 2003   $11,437,500   $ 5,743,267   $ 7,247,295
President
--------------------------------------------------------------------------------------------------------------------------
Chester Noblett         762,802         12.45%   $.7168   $.7168   August, 2003    $ 7,557,995   $   697,841   $   880,589
--------------------------------------------------------------------------------------------------------------------------
Chester Noblett         633,000         10.33%   $ 3.00   $ 3.00   October, 2003   $ 4,826,625   $ 2,423,659   $ 3,058,359
--------------------------------------------------------------------------------------------------------------------------
Jeff Hecht               27,912          0.46%   $.7168   $.7168   August, 2003    $   276,558   $    25,535   $    32,222
--------------------------------------------------------------------------------------------------------------------------
Jeff Hecht              225,000          3.67%   $ 3.00   $ 3.00   October, 2003   $ 1,715,625   $   861,490   $ 1,087,094
--------------------------------------------------------------------------------------------------------------------------
Jim Mack                  4,294          0.07%   $.7168   $.7168   August, 2003    $    42,546   $     3,928   $     4,957
--------------------------------------------------------------------------------------------------------------------------
Jim Mack                300,000          4.90%   $ 3.00   $ 3.00   October, 2003   $ 2,287,500   $ 1,148,653   $ 1,449,459
--------------------------------------------------------------------------------------------------------------------------

(1) The options granted to the officers and directors set forth in the foregoing chart were granted by Technology Guardian, Inc. ("TGI"), a California corporation, prior to the merger with the Company. There was no market for the TGI stock at that time. The exercise price of $.7168 of the options reflected the price of the TGI shares at the time as measured by the price at which TGI was then issuing stock in a private offering. The exercise price of $3.00 reflected the judgment of the board of directors of TGI of the appropriate value of the shares of TGI for subsequent exercises of the options. The Company assumed the obligation to honor the options granted by TGI.

        In determining the compensation of David B. Coulter and Chet Noblett, the board of directors took the following factors into account. Mr. Coulter and Mr. Noblett served as officers of Technology Guardian, Inc., a California corporation, prior to the merger of TGI into the Company. Prior to the merger, TGI was a privately held company. The salaries paid to Mr. Coulter and Mr. Noblett by TGI prior to the merger were set at the rate of $300,000 per year, and $225,000 per year, respectively. In connection with the pending merger of TGI into the Company and in connection with the private offering of stock of TGI prior to the merger, and the subsequent private offering of stock of the Company subsequent to the merger, Mr. Coulter and Mr. Noblett agreed to reduce their salaries to $150,000 and $130,000 respectively. In addition, Mr. Coulter agreed to cancel a net total of 5,288,553 of his shares of common stock of TGI prior to the merger.

        In consideration for the reduction in salary and the cancellation of shares, and in order to induce Mr. Noblett to accept full-time employment with the Company, the Company and TGI agreed to grant to Mr. Coulter an option to purchase 1,500,000 shares of common stock at $0.7168 per share and to Mr. Noblett an option to purchase 500,000 shares of common stock at $0.7168, the price at which TGI was then selling shares of common stock in a private offering.

        In addition, the board of directors of TGI granted Mr. Noblett an option to purchase 333,000 shares of common shares exercisable at $3.00 per share in connection with his services in guiding TGI through the merger process with the Company. Finally, the board of directors of the Company approved the grant to Mr. Noblett of an option to purchase 300,000 shares of common stock at $3.00 per share subject to the Company achieving $30 million in revenues in 1999.

        The Company has entered into an employment agreement with Chester (Chet)
L. Noblett for a period of five years commencing September 25, 1997. Under the agreement, Mr. Noblett receives a salary of $130,000 per year plus an automobile allowance of $750 per month and health insurance benefits of $200 per month. The employment agreement includes a cost-of-living increase, plus any other increase which may be determined from time to time in the discretion of the Company's Board of Directors. Pursuant to the employment agreement, Mr. Noblett is provided with a car on such lease terms to be determined by the Company, provided that the monthly operating costs (including lease payments) to be paid by the Company will not exceed $750.

        Salvatore A. Piraino, who serves as the audit committee, receives a payment of $500 per month for his services. This compensation commenced in September, 1998.

        Prior to the merger of Technology Guardian, Inc., a California corporation, into the Company, TGI granted shares of common stock to the following members of its board of directors as compensation for serving on the board of directors:

--------------------------------------------------------------------------------
Name                                           Shares Granted:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Salvatore A. Piraino                           25,000
--------------------------------------------------------------------------------
Frank Moy                                      25,000
--------------------------------------------------------------------------------
Gil Siegel                                     12,500
--------------------------------------------------------------------------------
Don Sriro                                      12,500
--------------------------------------------------------------------------------

        The Company also reimburses members of the board of directors for their travel, entertainment, and other out-of-pocket expenses incurred on behalf of the Company.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        In April 1997, Technology Guardian, Inc., entered into a settlement agreement among TGI, Cyber Village Network, Inc. ("CVN") and Chet Noblett in which CVN and Chet Noblett agreed to release TGI from all potential claims arising from: (i) a certain option agreement dated August 6, 1997 ("Option Agreement"); and, (ii) an agreement entered into among TGI, David Coulter, as TGI's then President, CVN and Chet Noblett as agent for CVN ("Commission Agreement"), in exchange for the issuance of 849,750 shares of TGI's Common Stock.

        The Option Agreement granted options to CVN to purchase shares equal to 10% of TGI's issued and outstanding shares in exchange for forgiveness of a $100,000 promissory note held by CVN, as well as the option to purchase shares equal to 30% of TGI's issued and outstanding shares in exchange for $1,200,000. Further, the Option Agreement provided that David Coulter, TGI's former president, had the right to repurchase shares from CVN equal to 15% of TGI's common stock following the exercise of the option by CVN in exchange for $1,200,000. Mr. Coulter offset his obligation to pay CVN $1,200,000 by the $1,200,000 payable to TGI by CVN pursuant to its exercise of options. The Commission Agreement provided that TGI and Mr. Coulter, TGI's then President, would pay Mr. Noblett, as agent for CVN, an amount equal to 6% of the gross proceeds received by TGI from any underwriting arranged by Andrew Glashow and Joe Py, including bridge financing, and subsequently, Mr. Noblett would rebate one-third of aforementioned fees to Mr. Coulter. The Option Agreement was subsequently canceled and the parties released each other from all claims.

        Prior to the issuance of the 1,030,000 shares of TGI's stock as a result of the exercise of the option agreement by CVN and the 849,750 shares received in consideration for the Settlement Agreement, for a total of 1,879,750 Shares, Mr. Noblett, as agent for CVN, assigned 1,060,000 shares to certain persons as consideration for loans made to CVN. In March 1998 TGI completed payment to Mr. Noblett of a bonus in the amount of $100,000 for certain services provided in assisting TGI with obtaining additional capital.

        In May, 1998 David Coulter transferred 379,250 shares of his stock to Cyber Village Network. Mr. Coulter then canceled 5,414,172 shares of common stock of TGI in connection with the pending private placement of shares of TGI. Of these shares canceled, TGI reissued 125,619 to him in August 1998, prior to completion of the merger described in Item 1 ("Merger").

               The cancellation of the option described above was part of the over-all consideration given in settling the disputes between Mr. Noblett and Mr. Coulter. A dispute arose between Messrs. Noblett and Coulter with regard to Mr. Noblett's right to purchase 30% of the outstanding stock of Technology Guardian, Inc. Due to what Mr. Coulter perceived to be the increasing potential of Technology Guardian, he did not want TGI to honor TGI's prior commitment. The transactions had no impact on the operations of the Company. These transactions only resolved disputed issues between Mr. Noblett and Mr. Coulter. At that point in time, there were fewer than ten shareholders of the Company, all of whom were closely associated with the Company. Accordingly, there were no public shareholders affected in any way by these transactions.

        In connection with the Merger, the Company assumed the obligations of TGI to issue options to purchase 2,000,000 shares of TGI common stock on a pro rata basis to all TGI shareholders as of August 30, 1998, at an exercise price of $.7168 per share, exercisable for five (5) years from date of grant. In addition, the Company assumed the obligations of TGI for options to purchase 1,500,000 shares of TGI common stock to Mr. Coulter, then-President of TGI, and 500,000 shares of TGI common stock to Mr. Noblett, the Vice President and Chief Operating Officer of TGI, at an exercise price of $.7168 per share, exercisable for five (5) years from date of grant. On October 13, 1998 the Board of Directors of the Company authorized the issuance of additional options to purchase 1,000,000 shares of Common Stock to Mr. Coulter, and 333,333 shares of Common Stock to Mr. Noblett, at an exercise price of $3.00 per share, exercisable for five (5) years from date of grant subject to the Company achieving $30,000,000 in sales in 1999.

        On March 22, 1999, David B. Coulter resigned as a director and officer of the Company. Pursuant to a resignation agreement, Mr. Coulter agreed to cancel 1,767,769 shares of common stock, reducing the number of shares he holds to 3,000,000 shares of common stock. The 3,000,000 shares retained by Mr. Coulter are nonvoting. In addition, Mr. Coulter agreed to cancel all options held by him to purchase 3,410,885 shares of common stock. The canceled options included options on 1,400,000 shares exercisable at $3.00 per share, options on 2,010,885 shares at $0.7168 per share. Mr. Coulter agreed to accept in lieu thereof options to purchase 1,500,000 shares of common stock, with an exercise price of $3.00 per share, for five years from August 22, 1999. Mr. Coulter agreed to the termination of his employment agreement, together with a severance payment provided by the employment agreement. The Company agreed to pay Mr. Coulter a severance payment of $150,000, payable at the rate of $30,000 per month from the time of resignation, and to pay Mr. Coulter for consulting with the Company at the rate of $10,000 per month for a total of 36 months, commencing upon his resignation. The Company and Mr. Coulter have entered into a general mutual release of claims. As a result of an alleged breach of the resignation agreement by Mr. Coulter, the Company has suspended the payment of $10,000 per month to Mr. Coulter.

        Corporate Financial Enterprises and Vantage Capital, Inc. (the "Consultant") are working together as joint venture partners pursuant to an exclusive Consulting Agreement entered into between the Consultant and the Company, dated September 17, 1999. The Consulting Agreement commenced on September 15, 1999 and will terminate no earlier than September 15, 2002.

        The Consulting Agreement states that the duties of the Consultant include: (1) identifying, analyzing, structuring, negotiating and financing business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company; (2) assisting the Company in its corporate strategies; and (3) assisting the Company in the implementation of its business plan, in each case as requested by the Company.

        The Consultant shall receive as compensation as follows: (1) A non-refundable monthly retainer of $5,000, payable in cash, restricted Common Stock, or registered Common Stock (at the Company's option) at a price of $2.00 per share, (2) Expenses reasonably incurred during the consulting period by the Consultant. (3) Warrants to purchase 1,200,000 shares of Common Stock (the "Warrants"), with exercise prices equal to (a) as to 300,000 warrants, $4.25,
(b) as to 300,000 warrants, $5.25, (c) as to 200,000 warrants, $6.25, and (d) as to 400,000 warrants, $8.50, and which may be exercised by Consultant at any time through the payment of (i) cash, (ii) a promissory note bearing interest at 6% per annum, or (iii) by tendering share of Common Stock equal to the aggregate exercise price divided by the last closing price of the Common Stock. Such Warrants as are exercised shall vest immediately if paid in cash or Common Stock, and on a pro rata basis in accordance with receipt of cash or Common Stock in the event Warrant is exercised with a promissory note, (4) Fees equal to 10% of the total aggregate consideration paid for any acquisition or sale by the Company of any business, corporation or division (a "Target"), including, but not limited to, acquisitions by stock purchase agreement, merger agreement, plan of reorganization or asset purchase agreement, or any other transaction involving the sale of assets out of the ordinary course (measured by either magnitude or classification) or the sale, transfer or license of technology (collectively, a "Transaction"), which fee shall be due upon closing of the Transaction. Further, Consultant shall also be entitled to a financing fee equal to 10% of any private or public placement of debt or equity securities of the Company, including without limitation, promissory notes, debentures, convertible debt, common stock or preferred stock, or any other securities owned by the Company, including without limitation securities of other corporations. (5) A share of any fees or commissions payable by third parties on any Transaction contemplated by the Consulting Agreement, including, but not limited to, any fees payable by a third party lender, financing partner, or other party, or a seller of a corporation or business, including, without limitation, investment banking fees or commissions, business brokerage fees or commissions, finders fees, or any other fee payable by a third party for any reason including the identification of the Company as a potential purchaser or seller of such corporation or business (a "Transaction Commission").

        The Company, at its option, may pay fees due in cash, or by issuance of Restricted Common Stock or freely tradable, registered Common Stock. Restricted Common Stock shall be issued at a rate equal to the lesser of (i) 50% of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $5.00. Freely tradable, registered Common Stock, pursuant to an effective and current registration statement, shall be issued at the rate equal to the lesser of (i) 70% of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $7.50.

        Michael Palmer, President of Consultant, is also the Chief Executive Officer and on the Board of Directors of the Company, and therefore the possibility of conflict of interest exists. In the event of a conflict arises and if for any reason Consultant is unable to continue performing the services as per the terms of the Consulting Agreement, Corporate Financial Enterprises will act in Consultant's stead. Corporate Financial Enterprises will assume all the duties and obligations set forth in the Consulting Agreement and shall be entitled to receive the benefits related thereto. The Company has waived any conflict of interest that may arise from a relationship between Consultant and any entity with which Consultant is affiliated.

   The Company has agreed to issue 2,000,000 shares of 12% Convertible Preferred Stock to Corporate Financial Enterprises, Inc., and Vantage Capital, Inc., in equal allotments of 1,000,000 shares each. The Company has issued 375,000 shares of Preferred Stock to date. The purchase price was paid with a promissory note, payable in monthly installments of $500,000. The Preferred Stock has a liquidation preference of $2.00 per share, bears cumulative 12% dividends, and may be converted into Common Stock at the lower of $2.00 per share or 70% of the bid price of the Common Stock on the date of a notice to convert as reported by the exchange or the market on which the shares of Common Stock are traded. At a bid price of $1.625 on October 29, 1999, Vantage Capital would be entitled to convert the 1,000,000 shares of Preferred Stock into 1,758,242 shares of Common Stock.

ITEM 8.  LEGAL PROCEEDINGS.

        On July 23, 1999, Orvin Nordness ("Nordness") filed a lawsuit against the Company alleging breach of contract with respect to a Subscription Agreement and Investment Letter which Nordness and the Company had executed on November 9, 1998. Under the terms of the Subscription Agreement, Nordness agreed to purchase 2,092,500 shares of common stock at $1.30 per share. Pursuant to the Subscription Agreement, Nordness stated that he "hereby delivers a check or money order for $2,720,250 payable to the order of 'Technology Guardian, Inc.'" Nordness failed to deliver a check or money order. On December 14, 1998, the Company communicated with Nordness that he must deliver payment within 48 hours or the Subscription Agreement would be revoked. On December 16, 1998, after Nordness failed to deliver payment within 48 hours, the Company communicated to Nordness that the Subscription Agreement was revoked. Nordness claims that the Subscription Agreement gave him the right to purchase the shares at any time and that the Company did not have the right to revoke the Subscription Agreement. Nordness seeks to recover damages in excess of $10,000,000, or alternatively, seeks to require the Company to issue 2,092,250 shares of common stock to him. The Company believes the claims of Nordness are without merit and intends to vigorously defend the lawsuit. The Company has not accrued any reserve with respect to this lawsuit due to the early nature of the proceedings.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

        The Company's Common Stock, par value $.001 per share, is not eligible for listing on the Nasdaq system; however, the Company's Common Stock is traded on the Electronic Bulletin Board under the trading symbol " ASAT". The following table sets forth the high and low bid prices for the Company's Common Stock since the beginning of the fiscal year 1997, as adjusted for the 1:50 reverse stock split. The quotations reflect inter-dealer prices, with no retail mark-up, mark-down or commissions, and may not represent actual transactions. The information presented has been derived from National Quotation Bureau, Inc.


1997 FISCAL YEAR                             High Bid          Low Bid
FIRST QUARTER                                  25.00             6.25
SECOND QUARTER                                 12.50             1.56
THIRD QUARTER                                  12.50             1.56
FOURTH QUARTER                                 12.50             1.00

1998 FISCAL YEAR
FIRST QUARTER                                   1.00              .05
SECOND QUARTER                                   .05              .05
THIRD QUARTER                                   5.50             .625
FOURTH QUARTER                                 16.00             5.00

1999 FISCAL YEAR

FIRST QUARTER                                  22.69            13.50
SECOND QUARTER                                 13.81             8.9375
THIRD QUARTER                                  11.375            4.375

On December 31, 1998, the last reported bid and asked prices for the Common Stock were $13.88 and $13.50, respectively.

        As of June 30, 1999, there were 582 active holders of record of the Company's Common Stock.

        The Company has never declared a dividend on its Common Stock, and it is anticipated that any earnings which might be available for distribution as Common Stock dividends will be retained for the Company's operations for the foreseeable future.

        The transfer agent for the Company's Common Stock is Harris Trust Company of California 601 S. Figueroa Street 49th Floor Los Angeles, CA 90017
(213) 239-0673.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

        Technology Guardian, Inc., a California corporation, which was merged into the Company, entered into an Agreement with Pacific Capital Group Ltd. ("Pacific Capital"), to sell shares pursuant to the terms of a Confidential Offering Memorandum dated July 2, 1998 ("Pacific Capital Offering"). Pacific Capital purchased 2,092,500 shares at $0.7168 per share for a total of $1,500,000, of which 754,045 shares were sold under Rule 504 of Regulation D, and the remaining 1,338,455 under Regulation S.

        In connection with the Merger, the Company assumed the obligations of TGI to honor options to purchase 2,000,000 shares of TGI Common Stock, $.001 par value per share, on a pro rata basis to all TGI shareholders as of August 30, 1998, at an exercise price of $.7168 per share, exercisable for five (5) years from date of grant. In addition, the Company assumed the obligations of TGI wherein TGI issued options to purchase 1,500,000 shares of TGI Common Stock, $.001 par value per share, to David B. Coulter, President of TGI, and 500,000 shares of TGI Common Stock, $.001 par value per share, to Chester L. Noblett, the Vice President and COO of TGI, at an exercise price of $.7168 per share, exercisable for five (5) years from date of grant. On October 13, 1998 the Board of Directors authorized the issuance of additional options to purchase 1,000,000 shares of Common Stock to Mr. Coulter, and 333,333 shares of Common Stock to Mr. Noblett, at an exercise price of $3.00 per share, exercisable for five (5) years from date of grant. See Item 7, "Certain Relationships and Related Transactions".

        The Merger was consummated on October 8, 1998. Under Rule 145 promulgated by the Securities and Exchange Commission, the shares of the Company received by the shareholders of TGI in connection with the Merger are deemed newly issued shares. Of the shares of the Company outstanding after the merger, 1,050,400 shares are attributed to the original shareholders of U.S. Connect 1995, and 9,315,000 shares were issued to shareholders of TGI. Of these shares, 1,338,455 shares were issued under Regulation S, and 7,976,545 shares were issued under Regulation D.

        After the merger the Company issued 2,092,500 shares of common stock under Regulation S according to its agreement with Corporate Financial Enterprises at $0.7168 per share. These shares were issued to investors in Europe.

        On October 28, 1998, the Company commenced a private placement for 2,000,000 shares of common stock under Rule 506, at $2.40 per share. Tradeway Securities, Inc., acted as the placement agent. The Company completed this offering in January 1999, with gross proceeds of $4,800,000. Tradeway Securities Group, Inc., acted as placement agent and received commissions of $480,000, plus a $144,000 nonaccountable expense allowance, warrants to purchase 500,000 shares of common stock at $2.64 per share exercisable through January, 2004.

        The Company has agreed to issue Loyalty Options to acquire up to 500,000 shares of the Company's Common Stock to be granted to those shareholders who retain ownership of the shares within the Units purchased in a private offering commenced October 28, 1998, for two years from the date of purchase (the Loyalty period). The options will be issued on the basis of one option for each 25 shares purchased. The options are exercisable at an exercise price of $4.80 per share for a period of three years from the date of issue. No Loyalty Options have been issued at this time.

        In January, 1999, David B. Coulter transferred warrants to purchase 650,000 shares at $0.7168 per share to Corporate Financial Enterprises, which then exercised the option. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        In the period of November, 1998, through July 22, 1999, seven holders of warrants exercised their warrants in a cashless exercise with respect to 754,683 shares of common stock. These warrant holders included Tim Shulburn as to 8,033 shares, Chuck Wolf as to 7,949 shares, Ed Lamb as to 18,974 shares, Tom Jandt as to 10,350 shares, Andrew Glashow as to 6,143 shares, Lawrence C. Early as to 28,837 shares, and Corporate Financial Enterprises as to 339,093 shares. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        On February 8, 1999, a shareholder, Claude E. Lamb, exercised options to purchase 25,000 shares at an exercise price of $0.7168. The Company received proceeds of $17,920. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        Pursuant to an agreement of September, 1998, the Company issued 33,482 shares to the Pacific Capital Group for proceeds of $24,000. These shares were issued pursuant to Regulation S.

        In February, 1999, the Company issued 205,000 shares under Regulation S to 16 investors residing in Asia.

        On January 4, 1999, the Company issued one share to an investor, Andrea Marti, for $15.50. This share was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        In December 1998 as partial compensation for work installing and configuring telephone systems for the Company, the Company sold 1,000 shares at a discount to the market. The differential between the market price on that date of issuance and the realized value of $.85 was recorded as consulting expense in 1998. The Company issued these 1,000 shares to Dave Gallie at $0.85 per share for total proceeds of $850 on December 18, 1998. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        In January and February, 1999, the Company issued 18,487 shares of common stock to 15 Asian investors pursuant to Regulation S. The shares were sold for $2.45 per share, with the Company retaining net proceeds of $1.55 per share, and paying a commission of $0.90 per share to Corporate Financial Enterprises, Inc., pursuant to an agreement executed by David B. Coulter and Corporate Financial Enterprises on October 15, 1998. The gross proceeds to the Company amounted to $45,293 and the net proceeds amounted to $28,654.85. CFE received $16,638.15 in commissions.

        The Company has agreed to issue 2,000,000 shares of 12% Convertible Preferred Stock to Corporate Financial Enterprises, Inc. and Vantage Capital, Inc., in equal allotments of 1,000,000 shares each. The purchase price was paid with a promissory note, payable in monthly installments of $500,000. The Preferred Stock has a liquidation preference of $2.00 per share, bears cumulative 12% dividends, and may be converted into Common Stock at the lower of $2.00 per share or 70% of the bid price of the Common Stock on the date of a notice to convert as reported by the exchange or the market on which the shares of Common Stock are traded. The shares were issued pursuant to Regulation D, Rule 506 and Sections 4(2) and 18(b) of the Securities Act of 1933, as amended.

        In October 1999, the Company issued 5,800 shares of Common Stock to Richard Singer in connection with a services contract entered into between Richard Singer and the Company. The shares were issued pursuant to Rule 504 of Regulation D.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Common Stock

        The Company is authorized to issue up to 50,000,000 shares of Common Stock, $.001 par value. Each share of Common Stock is entitled to share pro rata in dividends and distributions, if any, with respect to the Common Stock when, as and if declared by the Board of Directors from funds legally available therefor, subject to the preferential rights of holders of shares of any series of outstanding Preferred Stock. The Company has never paid any dividends on its Common Stock and does not intend to do so in the foreseeable future. No holder of Common Stock has any preemptive right to subscribe for any securities of the Company. Upon liquidation, dissolution or winding up of the Company, each share of the Common Stock is entitled to share ratably in the amount available for distribution to holders of Common Stock. All shares of Common Stock presently outstanding are fully paid and nonassessable.

        Each holder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. Shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so; and, in such event, the holders of the remaining shares voting for the election of the directors will be unable to elect any person to the Board of Directors.

        As of July 22, 1999, the Company had issued and outstanding 17,660,284 shares of Common Stock and had reserved: 6,971,968 shares of Common Stock for issuance upon exercise of outstanding options.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Articles of Incorporation limit the liability of directors to shareholders for monetary damages for breach of a fiduciary duty except in the case of liability: (i) for any breach of their duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for certain unlawful distributions; or, (iv) for any transaction from which the director derived an improper personal benefit.

        The Company's Articles of Incorporation and Bylaws provide for the indemnification of directors and officers of the Company to the maximum extent permitted by law. The Bylaws provide generally for indemnification as to all expenses incurred or imposed upon them as a result of actions, suits or proceedings if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company. These agreements, among other things, indemnify the Company's employees, officers and directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as any employee, officer or director of the Company or as an employee, officer or director of any affiliate of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

        There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, and the Company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

        The Company has purchased Directors and Officers liability insurance to defend and indemnify Directors and Officers who are subject to claims made against them for their actions and omissions as directors and officers of the Company. The insurance policy provides standard Directors and Officers Liability insurance in the amount of $5,000,000.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

        See Item 15.

ITEM 1. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

FORWARD LOOKING STATEMENTS AND RISK FACTORS

        This Form 10 contains certain forward-looking statements. The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to the Company's planned marketing efforts and future economic performance of the Company and future capital raising activities of the Company. The forward-looking statements and associated risks set forth in this Form 10 include or relate to the ability of the Company to: (i) obtain meaningful consumer acceptance and a successful market for the product on a national and international basis at competitive prices; (ii) develop and maintain an effective national and international sales network; (iii) forecast demand for its product; (iv) maintain pricing and thereby maintain adequate profit margins; and, (v) achieve adequate intellectual property protection.

        The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that: (i) the Company will obtain equity and/or debt capital; (ii) there will be no material adverse competitive or technological change in condition of the Company's business; (iii) there will be a demand for the Company's product; (iv) the Company's forecasts accurately anticipate market demand; and, (v) there will be no material adverse change in the Company's operations, business or governmental regulation affecting the Company or its suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in "Risk Factors", there are a number of other risks inherent in the Company's business and operations which could cause the Company's operating results to vary markedly and adversely from prior results, or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may also materially adversely affect the Company's results of operations. In light of significant uncertainties inherent in forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a) The Company's financial statement for the year ending December 31, 1998, is filed as part of this Registration Statement.

        (b) The exhibits required by Item 601 of Regulation S-K are set forth below.

                                   ESAT, INC.

                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)

                          AUDITED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
eSat, Inc. (Formerly Technology Guardian, Inc.)
Fountain Valley, California

Members of the Board:

We have audited the accompanying balance sheets of eSat, Inc. (Formerly Technology Guardian, Inc.) ("the Company") as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eSat, Inc. (Formerly Technology Guardian, Inc.) as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the period ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.

As discussed in Note Q to the financial statements, the Company has suffered recurring losses, a decline in revenue and cash shortages. These issues raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note Q. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

As discussed in Note P to the financial statements, the Company's 1998 Additional Paid in Capital previously reported as $6,614,398 should have been $6,051,234. This discovery was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this correction.

February 23, 1999, except for Note P, as to which the date is June 14, 1999
    And Notes J, K and Q as to which the date is October 22, 1999
Los Angeles, California.



/s/ LICHTER & COMPANY
                                   eSat, Inc.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                                 BALANCE SHEETS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                     ASSETS

                                                         1998              1997
                                                      -----------       -----------
Current Assets
    Cash                                              $ 2,567,697       $         0
    Accounts Receivable                                    48,964           256,986
    Inventories                                           289,260           148,479
    Note Receivable                                        15,000            22,500
                                                      -----------       -----------

Total Current Assets                                    2,920,921           427,965
                                                      -----------       -----------

Fixed Assets (Net of accumulated depreciation of
     $41,965 and $17,306, respectively)                   293,251            23,928
                                                      -----------       -----------

Total Fixed Assets                                        293,251            23,928
                                                      -----------       -----------

Other Assets
     Deposits                                              47,215             2,027
                                                      -----------       -----------

Total Other Assets                                         47,215             2,027
                                                      -----------       -----------

Total Assets                                          $ 3,261,387       $   453,920
                                                      ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Cash                                              $         0       $    11,827
    Accounts Payable and Accrued Expenses                 235,866           341,772
    Sales Tax Payable                                      10,801             6,569
    Payroll Taxes Payable                                 168,891           137,346
    Deferred Revenue                                      117,070                 0
    Income Tax Payable                                          0               800
    Short Term Debt  (includes current portion
     of long term debt)                                     6,414           164,093
                                                      -----------       -----------

     Total Current Liabilities                            539,042           662,407
                                                      -----------       -----------

Long Term Liabilities
     Notes Payable (net of current portion)                     0           119,265
                                                      -----------       -----------

     Total Long Term Liabilities                                0           119,265
                                                      -----------       -----------

Stockholders' Equity
     Common Stock, Par Value $.001 Per Share,
         Authorized 40,000,000 Shares Common
         Stock, 10,000,000 Preferred Stock,
         Issued and Outstanding 16,085,936
         and 11,407,507 Common, respectively               16,086            11,408
     Additional Paid in Capital                         6,051,235           278,643
     Retained (Deficits)                               (3,344,976)         (617,803)
                                                      -----------       -----------

     Total Stockholders' Equity                         2,722,345          (327,752)
                                                      -----------       -----------

     Total Liabilities and
       Stockholders' Equity                           $ 3,261,387       $   453,920
                                                      ===========       ===========



Accountant's report and notes are an integral part of these financial statements.

                                   eSat, Inc.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                        STATEMENTS OF INCOME AND EXPENSE
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                             1998               1997
                                                          ------------       ------------
Sales                                                     $    341,047       $  1,201,044

Cost of Goods Sold (net of inventory adjustment of
    $140,780 and $140,000, respectively)                       685,570            345,491
                                                          ------------       ------------

Gross Profit (Loss)                                           (344,523)           855,553

Selling, General and Administrative Expenses
Advertising                                                    175,647            125,934
Auto expense                                                    23,427             15,538
Commissions                                                     46,753            115,921
Equipment rental                                                42,375             11,726
Freight and delivery                                            49,103             11,549
Insurance                                                       35,537             11,193
Legal and accounting                                           157,955             92,936
Other operating                                                109,010            152,098
Payroll taxes                                                  201,454             43,837
Rent                                                            45,464             25,900
Repairs and maintenance                                         14,496              2,738
Travel and entertainment                                       165,173             45,652
Utilities                                                       68,236             45,463
Wages and salaries                                           1,216,751            471,375
                                                          ------------       ------------
                                                             2,351,382          1,171,860
                                                          ------------       ------------

(Loss) from operations                                      (2,695,905)          (316,307)

Other Income and (Expense)
Interest expense                                               (11,371)           (19,145)
Depreciation                                                   (24,659)           (12,546)
Bad debt                                                      (237,426)          (105,000)
                                                          ------------       ------------
                                                              (273,456)          (136,691)
                                                          ------------       ------------

(Loss) before extraordinary income and income taxes         (2,969,362)          (452,998)

Extraordinary income, net of income tax effect of $0           242,990                  0
                                                          ------------       ------------

(Loss) before income taxes                                  (2,726,372)          (452,998)

Income taxes                                                       800                800
                                                          ------------       ------------

Net (Loss)                                                $ (2,727,172)      $   (453,798)
                                                          ============       ============

Net (Loss) Per Share (Basic and Diluted)
            Basic                                         $      (0.17)      $      (0.04)
            Diluted                                       $      (0.17)      $      (0.04)

Weighted Average Number of Shares
            Basic                                           16,085,936         11,407,507
            Diluted                                         16,085,936         11,407,507



Accountant's report and notes are an integral part of these financial statements.

                                   eSat, Inc.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                          1998              1997
                                                       -----------       -----------
Cash Flows from Operating Activities:

Net (Loss)                                             $(2,727,172)      $  (453,798)

Adjustments to reconcile net income to net cash
   (used in) operating activities:
     Depreciation and amortization                          24,659            12,546
     (Increase) decrease in accounts receivable            208,022          (241,405)
     (Increase) decrease in inventories                    (92,820)         (139,651)
     (Increase) decrease in notes receivable                 7,500            52,500
     (Increase) decrease in deposits                       (45,188)                0
     Increase (decrease) in payroll taxes payable          (31,545)          137,346
     Increase (decrease) in accounts payable              (105,906)          127,989
     Increase (decrease) in sales tax payable                4,232             6,569
     Increase (decrease) in deferred revenue               117,070                 0
     Increase (decrease) in income tax payable                (800)              800
     Increase (decrease) in short term debt               (157,679)          259,387
                                                       -----------       -----------

Net Cash (Used in) Operations                           (2,799,627)         (237,717)
                                                       -----------       -----------

Cash Flows From Financing Activities
     Sale of common stock (net cash)                     5,673,131           253,363
                                                       -----------       -----------

       Net Cash Provided by
         Financing Activities                            5,673,131           253,363
                                                       -----------       -----------

Cash Flows From Investing Activities:
     Purchase of equipment                                (293,980)           (6,539)
     Purchase of stock                                           0           (12,000)
                                                       -----------       -----------

       Net Cash (Used in)
          Investing Activities                            (293,980)          (18,539)
                                                       -----------       -----------

       Net Increase (Decrease)
         in Cash                                         2,579,524            (2,893)
                                                       -----------       -----------

       Cash - Beginning                                    (11,827)           (8,934)
                                                       -----------       -----------

       Cash - Ending                                   $ 2,567,697       $   (11,827)
                                                       ===========       ===========


Accountant's report and notes are an integral part of these financial statements.

                                   eSat, Inc.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                         1998               1997
                                                     ------------       ------------
Retained (Deficits)
     Balance at beginning of year                    $   (617,803)      $   (164,005)
     Net (loss)                                        (2,727,172)          (453,798)
     Dividends declared on common stock                         0                  0
                                                     ------------       ------------

     Balance at end of year                            (3,344,976)          (617,803)
                                                     ------------       ------------

Common Stock (Par Value $.001)
     Balance at beginning of year                          11,408             10,653
     Common stock issued in reverse acquisition
         (1,050,400 shares)                                 1,050                  0
     Common stock issued (3,628,029 shares and
      755,350 respectively)                                 3,628                755
                                                     ------------       ------------

     Balance at end of year                                16,086             11,408
                                                     ------------       ------------

Additional Paid in Capital
     Balance at beginning of year                         278,643            278,643
     Sale of common stock                               5,772,592                  0
                                                     ------------       ------------

     Balance at end of year                             6,051,235            278,643
                                                     ------------       ------------

Total Stockholders' Equity at end of year            $  2,722,345       $   (327,752)
                                                     ============       ============

Common shares outstanding at end of year               16,085,936         11,407,507


Accountant's report and notes are an integral part of these financial statements.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note A - Nature of Activities

        Formed February 22, 1996, as a California Corporation, Technology Guardian, Inc. (the Company) is a "C" Corporation as organized under the Internal Revenue Code. Technology Guardian, Inc. is a technology company whose primary purpose is to provide high-speed satellite Internet access products and services. Its customers include businesses, educational institutions, and government agencies.

        The Company's product lines were developed to fill voids in the Internet access arena, and have applications both domestically and internationally. In the United States, businesses and organizations can benefit from the Company's affordability, ease of use, and true high-speed access. In many countries there is a lack of even marginal communications infrastructure to support high-speed Internet access. The Company's potential appears to be very positive in these markets.

        The Company's three sales divisions are designed to address the Internet access needs of the different segments of the marketplace. The Galactic Satellite Internet (GSI) division targets businesses and governmental sectors. Satellite Accessed Material for Schools (SAMS) was specifically created to address the tremendous demand for educational access solutions. SAMS brings quality high-speed access to our schools in a managed educational environment.

        In October 1998, the Company relocated to its new corporate headquarters in Fountain Valley, California. This 11,000 square foot facility serves as the Company's new headquarters and will provide additional office space as well as a substantial R & D area. Later that same month, the Company established its presence on the East Coast with the opening of a 1,864 square foot branch office in Washington, D.C.

        A new Vice President of Business Development was brought in at the end of 1998 to strengthen the Company's Partners Program. Through its VAR network, the company has access to CompUSA's business customers and has been approved for resale through Hewlett Packard's distribution channels.

        In late 1998, the Company introduced the DigiNXT product line, designed specifically for sale to commercial customers at the retail level. Retailers with a national presence will now have a high-speed Internet product for their commercial business customers. CompUSA is leading the way with plans to sell the DigiNXT nationwide.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note B - Summary of Significant Accounting Policies

        Revenue Recognition, Returns and Sales Incentives

        Hardware and Software- The Company recognizes revenue from hardware and software sales as products are shipped. The Company, subject to certain limitations, permits its customers to exchange products or receive credits against future purchases. The Company offers its customers several sales incentive programs which, among others, include funds available for cooperative promotion of product sales. Customers earn credit under such programs based on the volume of purchases. The allowance for sales returns and costs of customer incentive programs are accrued concurrently with the recognition of revenue.

        Internet Access- The Company also generates revenue by selling high-speed internet access. This service is purchased by customers on either a one, two or three year service subscription contract. Revenue is recognized as the service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received. Costs that are directly related to the acquisition of the contract are deferred and charged to expense also using the straight-line method over the life of the contract.

        The Company reports income and expenses on the accrual basis for both financial and income tax reporting purposes.

        Risks and Uncertainties

        The Company is subject to substantial risks from, among other things, intense competition in the Internet industry in general and the provisions of Internet access specifically, other risks associated with the Internet industry, financing, liquidity requirements, rapidly changing technology, limited operating history, year 2000 compliance and the volatility of public markets.

        Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and summations that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses due in the reporting period. Actual results could differ from those estimates. Significant estimates include collectibility of accounts receivable, inventory, accounts payable, sales returns and recoverability of long-term assets.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note B - Summary of Significant Accounting Policies (continued)

        New Accounting Pronouncements

        In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 128. "Earnings per Share" ("SFAS 128"), which is effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 simplifies the previous standards for computing earnings per share ("EPS") and requires the disclosure of basic and diluted earnings per share. The Company has adopted SFAS 128 in presenting EPS disclosure for 1998 and 1997. Because of the dilutive effect the Company's equity instruments have on EPS in the years presented, basic and diluted EPS are both computed by dividing the net loss by the weighted average number of shares outstanding.

        In June 1997, the FASB issued Statement of Financial Accounting Standard No. 130, "Reporting for Comprehensive Income" ("SFAS 130"). SFAS 130 requires a statement of comprehensive income to be included in the financial statements for fiscal years beginning after December 15, 1997. The Company has determined that there are no implications or modifications which would result from the implementation of the Statement to their financial statements for the periods presented.

        In addition, in June of 1997, the FASB issued Statement of Financial Accounting Standard No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"), which requires disclosure of certain information about operating segments, geographic area in which the Company operated, major customers and products and services. The Company has determined that it falls below the threshold limit for full implementation of this Statement. There is no effect to the financial statements for the periods presented due to the adoption of this Statement.

        In addition, in February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employer's Disclosures about Pensions and Other Post-retirement Benefits" (amendment of FASB Statements Nos., 87, 88, and 106), which standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable. To the extent applicable the Company has adopted the disclosure provisions of this Statement for the periods presented.

        In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities, and is effective for fiscal years beginning after June 15, 1999. The Company is currently determining the additional disclosures, if any, that may be required under this pronouncement.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note B - Summary of Significant Accounting Policies (continued)

        New Accounting Pronouncements (continued)

        In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed of Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage and amortize them over the software's estimated useful life. The Company is currently evaluating the impact of SOP 98-1 on its financial statements and related disclosures.

        Allowance for Doubtful Accounts

        All accounts are current and have been determined to be fully collectible and no adjustment or allowance has been made for bad debts.

        Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation.

        The Company capitalizes all direct costs incurred in the construction of facilities and the development and installation of new computer and management systems. Such amounts include the costs of materials and other direct construction costs, purchased computer hardware and software, outside programming and consulting fees, direct employee salaries and interest. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, as follows:

            Furniture and Fixtures  3 to 10 years
            Office Equipment        3 to 10 years
            Leasehold Improvements  Length of the lease at the time of installation
            Automobiles             5 years

        Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents.

        Inventories

        Inventories are valued at the lower of cost or market; cost is determined on the weighted average method.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note B - Summary of Significant Accounting Policies (continued)

        Concentration of Credit Risk

        Financial instruments which subject the Company to credit risk consist primarily of cash equivalents and trade accounts receivable. Concentration of credit risk with respect to trade accounts receivable are generally diversified to the large number of entities comprising the Company's customer base and their geographic dispersion. The Company performs ongoing credit evaluations of its customers and maintains an allowance for any potential credit losses. The Company actively evaluates the creditworthiness of the financial institutions with which it conducts business.

        Advertising

        Advertising costs are expensed in the year incurred.

        Earnings Per Share

        Earnings per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Earnings per share is computed using the treasury stock method. The options to purchase common shares are considered to be outstanding for all periods presented but are not calculated as part of the earnings per share.

        Stock-based Compensation

        The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

        Business Combinations

        In October 1998, the Company completed a reverse acquisition with U.S. Connect 1995, Inc. (reorganized as Technology Guardian, Inc., a Nevada Corporation). A total of 11,407,507 common shares were exchanged in a 1:1 ratio. All issued and outstanding shares of the Technology Guardian, Inc. were converted into the right to receive shares of US Connect 1995, Inc. upon completion of the merger. The transaction has been accounted for as a reverse acquisition. The transaction is a merger of a private operating company (old TGI) into a non-operating public shell corporation with nominal assets. The owners of old TGI obtained operating control of the combined company after the transaction.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note C - Cash

        The Company maintains its cash balances at banks and a brokerage house located in Los Angeles, and Costa Mesa, California. The bank balances are insured by the Federal Deposit Insurance Corporation and the brokerage accounts by the Securities Investor Protection Corporation up to $100,000 and $10,000,000, respectively. As of December 31, 1998, the uninsured portion of the balances held at the bank was $283,238.

Note D - Inventories

        As of December 31, 1998 and 1997, inventories consisted of the following classes of components:

                                    1998            1997
                                  --------        --------
            Finished Goods        $117,517        $148,479
            Raw Materials          171,743             -0-
                                  --------        --------
            Total                 $289,260        $148,479
                                  ========        ========

Note E - Furniture and Equipment

        Furniture, Equipment, and Automobiles consist of the following:

                                               1998              1997
                                            ---------         ---------
            Furniture and Fixtures          $  99,172         $  16,199
            Leasehold improvements             24,018               -0-
            Equipment                         192,700            16,910
            Automobiles                        19,326             8,125
                                            ---------         ---------
                                              335,216            41,234
            Accumulated Depreciation          (41,965)          (17,306)
                                            ---------         ---------
            Total                           $ 293,251         $  23,928
                                            =========         =========

Note F - Commitments and Contingencies

        The Company leases certain of its facilities and equipment under non-cancelable operating leases. Future minimum rental payments, under leases that have initial or remaining non-cancelable lease terms in excess of one year are $599,845 in 1999, $569,066 in 2000, $573,990 in
        2001, $131,042 in 2002, and $102,660 thereafter. Certain of the leases contain inflation escalation clauses and requirements for the payment of property taxes, insurance and maintenance expenses. Rent expense for the years ended December 31, 1998 and 1997 was $45,500 and $25,900, respectively.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note F - Commitments and Contingencies (continued)

        In May 1996 the Company filed a lawsuit against Peripherals Plus, Inc. (Defendant) for the recovery of damages due to breach of contract. The Defendant cross-complained for breach of contract and related damages. Both matters have been removed from the court's calendar and submitted to binding arbitration. The matter has not been set for arbitration hearing and is still pending. The Company intends to seek an out-of-court settlement to resolve the matter. Please see Note J for the outcome of this case.

        In August 1998 Supercom, Inc. filed a lawsuit against the Company seeking the recovery of goods sold to the Company in the amount of $47,000. The Company has filed a cross-complaint against Supercom seeking damages of $50,000 on the grounds that the goods delivered by Supercom were defective and that Supercom failed to fulfill its service and repair obligations. The case is set for trial in July 1999. The Company intends to vigorously defend itself against Supercom's claims and to prosecute its cross-complaint, but will not foreclose the possibility of settlement. Please see Note J for the outcome of this case.

        In October 1998 Softbank Comdex, Inc. filed a lawsuit against the Company seeking the recovery of $27,000 for alleged breach of contract. The Company has denied the claim and intends to defend the case vigorously based on its merits. It is expected that the case will be assigned a trial date in the latter part of 1999. Due to the early stage of the matter, a determination regarding the likelihood of a favorable or unfavorable outcome cannot be made as of the date of issuance of this report. There is not expected to be a material financial impact on the Company in the event of an unfavorable settlement.

        In June 1998, a former employee filed a complaint with the California Department of Industrial Relations Division of Labor Enforcement against the Company alleging breach of contract and asking for damages in the amount of $90,000. Please see Note J for the outcome of this case.

        The Company is involved in certain other legal proceedings arising from the ordinary course of business, none of which is expected to have a material impact on the financial condition or business of the Company.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note G - Employee Stock Options and Benefit Plans

        In December 1997, the Company's stockholders approved the Technology Guardian 1997 Stock Option and Stock Bonus Plan ("the Stock Award and Incentive Plan"). Under the Stock Award and Incentive Plan, incentive non-qualified stock options may be granted to employees, directors, and consultants. The options, option prices, vesting provisions, dates of grant and number of shares granted under the plans are determined primarily by the Board of Directors or the committee authorized by the Board of Directors to administer such plans, although incentive stock options must be granted which are no less than the fair market value of the Company's Common Stock at the date of the grant. Outstanding options have 3- to 5-year terms. The Stock Award and Incentive Plan also permits payment for options exercised in shares of the Company's common stock and the granting of incentive stock options.

        The Company applies APB No. 25 and its related interpretations for its plan. Accordingly, compensations cost has been recognized for the plan in the amount of $525,000 for the year ended December 31, 1998, as determined by the table below:

          Grant          Number of              Exercise          Fair Market       APB 25
          Date             Shares                 Price              Value       Compensation
        --------         ---------              --------          -----------    ------------
        08/28/98         1,035,885                0.72                0.72        $        0
        08/31/98           564,115                0.72                0.72                 0
        09/15/98           985,000                2.00                0.72                 0
        09/01/98           100,000               11.00                0.72                 0
        09/28/98            80,000                0.72                0.72                 0
        09/28/98            72,000                2.00                0.72                 0
        09/28/98           300,000                3.00                0.72                 0
        09/28/98            25,000                1.00                0.72                 0
        10/01/98         1,000,000                3.00                0.72                 0
        10/01/98           500,000                0.72                0.72                 0
        10/07/98           875,000                0.72                0.72                 0
        10/07/98           433,000                3.00                0.72                 0
        11/30/98           100,000                9.63               14.88           525,000
                         ---------                                                ----------
                         6,070,000                                                $  525,000
                         =========                                                ==========

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note G - Employee Stock Options and Benefit Plans (continued)

        In 1998, had the Company recorded a charge for the fair value of options consistent with SFAS No. 123, net income would have been reduced by $6,000,000 and basic net income per common share by $.50. The income on net income per common share, assuming full dilution, is $.50 in 1998. Prior to the completion of the Company's reverse acquisition, the fair value of each option grant was determined on the date of grant using the minimum value method. Subsequent to the offering, the fair value was determined using the Black-Scholes model. The weighted average fair market value of an option granted during 1998 and 1997 was $1.51 and $.72, respectively. The following assumption were used to perform the calculations:

        Risk-free interest rate               5.4%
        Expected option lives                 4.8 years
        Expected volatility                   19.2%
        Expected dividend yield               0.0%

        Because additional stock options are expected to be granted each year, the above pro forma disclosures are not representative of pro forma effects on reported financial results for future years.

        A summary of the status of the Company stock option plans at December 31, 1998 as follows:

                                                               Weighted Average
        (thousands of shares)                        Shares     Exercise Price
        ---------------------                        ------     --------------
        Outstanding at beginning of year                -0-          N/A
        Granted                                       6,070        $1.51
        Exercised                                       -0-          N/A
        Canceled                                        -0-          N/A
                                                     ------
        Outstanding at year-end                       6,070
                                                     ======
        Options exercisable at year-end               5,525

        Weighted average fair value of options
        granted during the year                      $ 1.51

        The following table summarizes information about fixed stock options outstanding at December 31, 1998.

                                           Weighted Average
                              Number          Remaining
        Range of           Outstanding         Years of
        Exercise Prices    (thousands)      Contractual Life
        ---------------    -----------      ----------------
        $.71-2.99             3,937            4.7 years
        3.00-5.00             2,133            5.0 years
                             ------

        $.71-5.00             6,070            4.8 years

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note H - Debt

        The Company has entered into certain revolving debt instruments of a short-term nature which, as of December 31, 1998, had an aggregate outstanding amount of $6,400. Such revolving debt instruments provide for interest at the rate of approximately 22.4% per annum and are repayable in 48 monthly installments that commenced in February, 1996. These instruments are not collateralized and are therefore subordinate to all other liabilities of the Company, including trade payables.

        The Company has failed to remit employee payroll taxes withheld and the employers' portion of both State and Federal payroll taxes for a portion of the year 1998. As of December 31, 1998 an unpaid tax liability in the amount of $168,900 exists, including penalties and interest. Refer to Note J - Subsequent Events.

Note I - Compensated Absences

        Employees can earn annual vacation leave at the rate of five (5) days per year for the first year. Upon completion of the first year of employment, employees can earn annual vacation leave at the rate of ten
        (10) days per year for years two through seven. Upon completion of the eighth year of employment, employees can earn annual vacation leave at the rate of fifteen (15) days per year. At termination, employees are paid for any accumulated annual vacation leave. As of December 31, 1998 and 1997 the total vacation liability totaled $29,600 and $13,430, respectively.

        Note J - Subsequent Events

        Subsequent to the year ended December 31, 1998, the Company completed a change in name from Technology Guardian, Inc. to eSat, Inc. The NASDAQ Bulletin Board trading symbol of the Company was likewise changed from TEGI to ASAT.

        Subsequent to the year ended December 31, 1998, the complaint filed by a former employee of the Company alleging breach of contract was dismissed in favor of the Company.

        Subsequent to the year ended December 31, 1998, the Company remitted all employee payroll taxes withheld and the employers' portion of both State and Federal payroll taxes for a portion of the year 1998 which was outstanding and unpaid as of the year end. As of the date of this report no outstanding payroll tax liability exists for the prior year.

        Subsequent to the year ended December 31, 1998, the former counsel of the Company filed a lawsuit against the Company alleging nonpayment of attorneys' fees in the amount of $80,000. The Company has filed counter-claims against the firm, and third party claims against its principal, for damages and rescission based on what the Company alleges to have been the fraudulent inducement by the firm and its principal to enter into a contract modification by which the firm received shares of the Company's stock. The matter was settled in binding arbitration. The Company made a payment to former counsel in the amount of $127,300.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note J - Subsequent Events (continued)

        Subsequent to the year ended December 31, 1998, the Company entered into an agreement with an underwriting firm to raise an additional twelve million dollars ($12,000,000) in operating capital through a private placement of one million five hundred thousand (1,500,000) shares of restricted Common Stock at eight dollars ($8.00) per share. Such shares are restricted from public sale under Rule 144 of the Securities Act of 1993 for a period not less than one year from the date of issuance. The offering is a firm commitment from the underwriter with an expiry for complete funding of August 30, 1999. This agreement expired with no funding as of August 30, 1999.

        Subsequent to the year ended December 31, 1998, the Chairman, President and Chief Executive Officer, Mr. David Coulter, resigned effective March 22, 1999. In conjunction with his resignation Mr. Coulter entered into a consulting agreement with the Company for a term of thirty-six (36) months at a pay rate of ten thousand ($10,000) dollars per month. In the event the Company is sold, Mr. Coulter would be paid the difference between three hundred sixty thousand dollars ($360,000) and the cumulative amount of the consulting fees paid to the date of sale. In conjunction with the termination of his prior employment agreement, Mr. Coulter shall be paid one hundred fifty thousand dollars ($150,000) in five equal installments, the first payment to be made upon the effective date of his resignation. As of September 1999 the Company has ceased making the required monthly payments under this agreement.

        Mr. Coulter shall retain three million (3,000,000) shares of nonvoting common stock. All other shares owned by Mr. Coulter as of the effective date of resignation shall be canceled. Mr. Coulter shall retain warrants to purchase 1,500,000 shares of common stock at three dollars ($3.00) per share. All other warrants previously issued to Mr. Coulter are canceled.

        On July 23, 1999 the Company was named as a defendant in a lawsuit alleging breach of contract and requesting general and specific damages and costs of suit. In addition, the suit is requesting the Company issue 2,092,500 shares of common stock to the plaintiff, at $1.30 per share, according to the original contract. No dollar amount for the general and specific damages has been provided at this time. The Company intends to vigorously defend itself against this claim and as such has not made any provision for loss in the financial statements.

        Subsequent to the year ended December 31, 1998 the Company sold products to customers in the ordinary course of business. The Company wrote-off uncollectible accounts receivable related to particular sales of $118,722 in 1999 and created an allowance for bad debt of $850,000 related to the remaining accounts receivable as of June 30, 1999. The allowance was based on the age of accounts receivable and managements' determination of collectibility.

        Subsequent to the year ended December 31, 1998 the Company wrote-off $42,624 of inventory. Due to the redesign and upgrading of the product line certain items held in the Company's inventory were determined to be obsolete and were written-off.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note J - Subsequent Events (continued)

        Subsequent to the year ended December 31, 1998 the Company entered into settlement agreements regarding Peripherals Plus, Inc., Supercom, Inc. and Softbank Comdex, Inc. through binding arbitration. The Company made a payments related to these matters in the amount of $43,700.

        Subsequent to December 31, 1998 Corporate Financial Enterprises and Vantage Capital, Inc. (the "Consultant") are working together as joint venture partners pursuant to an exclusive Consulting Agreement entered into between Vantage Capital, Inc., and eSat, Inc. (the "Company"), dated September 17, 1999. The Consulting Agreement shall commence on September 15, 1999 and shall terminate no earlier than September 15, 2002.

        The Consulting Agreement states that the duties of the consultant include: (1) identifying, analyzing, structuring, negotiating and financing business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company; (2) assist the Company in its corporate strategies; and (3) assist the Company in the implementation of its business plan, in each case as requested by the Company.

        The Consultant shall receive as compensation as follows: (1) Retainer. The company shall pay to Consultant a non-refundable monthly retainer of $5,000, payable in cash, Restricted Common Stock, or Registered Common Stock (at the Company's option) based on the terms of the Agreement (2) Expenses. eSat, Inc., shall pay all such expenses reasonably incurred during the consulting period by the Consultant. (3) Warrants. The company shall issue to Consultant or its designees warrants to purchase 1,200,000 shares of Common Stock (the "Warrants"), with exercise prices equal to (a) as to 300,000 warrants, $4.25, (b) as to 300,000 warrants, $5.25, (c) as to 200,000 warrants, $6.25, and (d) as to 400,000 warrants, $8.50, and which may be exercised by Consultant at any time through the payment of (i) cash, (ii) a promissory note bearing interest at 6% per annum, or (iii) by tendering shares of Common Stock equal to the aggregate exercise price divided by the last closing price of the Common Stock. Such Warrants as are exercised shall vest immediately if paid in cash or Common Stock, and on a pro rata basis in accordance with receipt of cash or Common Stock in the event Warrant is exercised with a promissory note. (4) Fees for Acquisition Opportunities. The Company shall pay to the Consultant a fee equal to 10% of the total aggregate consideration paid for any acquisition or sale by the Company of any business, corporation or division (a "Target"), including, but not limited to, acquisitions by stock purchase agreement, merger agreement, plan of reorganization or asset purchase agreement, or any other transaction involving the sale of assets out of the ordinary course (measured by either magnitude or classification) or the sale, transfer or license of technology (collectively, a "Transaction"), which fee shall be due upon closing of the Transaction.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note J - Subsequent Events (continued)

        Further, Consultant shall also be entitled to a financing fee equal to 10% of any private or public placement of debt or equity securities of the Company, including without limitation, promissory notes, debentures, convertible debt, common stock or preferred stock, or any other securities owned by the Company, including without limitation securities of other corporations. (5) Third Party Commissions.

        Consultant and/or its Affiliates shall be entitled to share in any fees or commissions payable by third parties on any Transaction contemplated by the Consulting Agreement, including, but not limited to, any fees payable or Consultant by a third party lender, financing partner, or other party, or a seller of a corporation or business, including, without limitation, investment banking fees or commissions, business brokerage fees or commissions, finders fees, or any other fee payable by a third party to Consultant for any reason including the identification of the Company as a potential purchaser or seller of such corporation or business (a "Transaction Commission"). The Company hereby waives any conflict of interest that may arise due to any Transaction wherein Consultant receives such a Transaction Commission, including, but not limited to, any conflict of interest which may arise as a result of the dual representation by Consultant of the seller or purchaser of a corporation or business on the one hand, and the Company on the other.
        (6) Fees Paid in Common Stock. The Company, at its option, may pay fees due in cash, or by issuance of Restricted Common Stock or freely tradable, registered Common Stock. Restricted Common Stock shall be issued at a rate equal to the lesser of (i) 50% of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $5.00. Freely tradable, registered Common Stock, pursuant to an effective and current registration statement, shall be issued at the rate equal to the lesser of (i) 70% of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $7.50.

        Michael Palmer, President of Vantage Capital, Inc., is also the Chief Executive Officer and on the Board of Directors of eSat, Inc., and therefore the possibility of conflict of interest exists. In the event of a conflict arises and if for any reason Vantage is unable to continue performing the services as per the terms of the Consulting Agreement, Corporate Financial Enterprises shall act in Vantage Capital, Inc.'s stead. Corporate Financial Enterprises will assume all the duties and obligations set forth in the Consulting Agreement and shall be entitled to receive the benefits related thereto. eSat, Inc. waives any conflict of interest that may arise from a relationship between Consultant and any entity which Consultant is affiliated with.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note J - Subsequent Events (continued)

        Subsequent to the year ended December 31, 1998, eSat, Inc. (the "Company"), sold 2,000,000 shares of 12% Convertible Preferred Stock to Corporate Financial Enterprises, Inc. and Vantage Capital, Inc. (the "Purchasers"), in equal allotments of 1,000,000 shares each. Purchasers purchased 2,000,000 shares of 12% Convertible Preferred Stock ("the Preferred Stock") for the sum of $4,000,000, payable pursuant to a promissory note providing for eight equal monthly payments of $500,000, commencing on the Closing Date, and funding on the 17th of each month thereafter. The Preferred Stock has a stated value and liquidation preference of $2.00 per share, bears cumulative dividends at the rate of 12% per annum, and is convertible into shares of Common Stock of the Company (the "Common Stock") at the lessor of (a) the rate of $2.00 per share of Common Stock, or (b) 70% of the bid price of the Common Stock on the date of a notice to convert, as reported by the exchange upon which the Common Stock is then listed. The Preferred Stock contains certain anti-dilution and price protection provisions, and has piggyback registration rights.

        Subsequent to December 31, 1998, a Warrant Agreement (the "Agreement") was entered into on September 15, 1999 between eSat, Inc. (the "Company") and Corporate Financial Enterprises, Inc. (the "Consultant"). The Company granted to Consultant Warrants to purchase 600,000 shares of Common Stock equal to the Exercise Quantity, as may be adjusted from time to time as set forth in the Agreement. The Warrant holder has the right to exercise the warrants at any time and from time to time after December 31, 2000 until September 1, 2009.

Note K - Related Party Transactions

        Throughout the history of the Company, certain members of the Board of Directors, members of the immediate family of management, and general management have made loans to the Company to cover operating expenses or operating deficiencies.

        In April 1997, the Company entered into a settlement agreement between Cyber Village Network, Inc.(CVN), a company controlled by an officer of the corporation, and this same officer individually. Wherein both parties agreed to release the Company from all potential claims arising from a certain Option Agreement, and an agreement entered into by and among the Company, the Company's President, CVN, and the aforementioned officer of the Company, in exchange for the issuance of 849,750 shares of the Company's Common Stock.

        The aforementioned option agreement granted options to CVN to purchase shares equal to 10% of the Company's outstanding shares in exchange for the forgiveness of a $100,000 loan held by CVN. Additionally, CVN was granted the option to purchase up to 30% of the outstanding shares of the Company in exchange for $1,200,000. Further, this same option agreement provided that the president of the Company had the right to repurchase shares from CVN equal to 15% of the Company's common stock following the exercise of the option by CVN in exchange for $1,200,000. This Option Agreement was subsequently canceled and the parties released each other from all claims.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note K - Related Party Transactions (continued)

        In October 1997, an officer of the Company who is also a member of the Board of Directors received a commission in the amount of $100,000 for the referral of an investment group related to a recapitalization of the Company. This same officer is the controlling shareholder of a corporation which had previously loaned the Company $100,000 and was granted 849,750 shares of the Company Common Stock in settlement for the release from potential claims arising from the aforementioned Option Agreement. A fair market value of $.10 per share was used for purposes of calculating the total amount of expense recorded related to the settlement. This value was determined based on private purchases of the Company's common stock made within a 10 day time period of the date of settlement. Settlement expense in the amount of $84,975 was expensed in the year 1998.

        During the year 1998, the Company granted to the Company's then president 3,935,885 options at strikes prices ranging from $.71 to $3.00, expiring five years from the date of issuance. These options contain strike prices and fair market values as determined by use of the Black-Scholes model as follows:

        Date of Option                  10/1/98            8/24/98            8/10/98            9/15/98
        Options granted                 1,000,000          1,035,885          1,500,000          400,000
        Strike price                    $3.00              $0.72              $0.72              $3.00
        Fair Value per share            $0.22              $0.46              $0.46              $0.22

        During the year 1998, the Company granted to the Company's chief operating officer 1,095,802 options at strike prices ranging from $.71 to $3.00, expiring five years from the date of issuance. These options contain strike prices and fair market values as determined by use of the Black-Scholes model as follows:

        Date of Option       8/31/98        10/1/98       10/7/98
        Options granted      262,802        500,000       333,000
        Strike price         $0.72          $0.72         $3.00
        Fair Value per share $0.22          $0.46         $0.46

        Subsequent to December 31, 1998 the Company entered into an Agreement with Vantage Capital, Inc., which is wholly owned by Michael Palmer. Mr. Palmer is Chief Executive Officer of eSat, Inc. and serves on its Board of Directors. For details to this agreement see Note J.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note L - Income Taxes

        Total Federal and State income tax expense for the years ended December 31, 1998 and 1997 amounted to $800 in each year. These represent the minimum annual tax liability under Federal and State tax code. No future benefit for the realization of an operating loss carry forward, in the form of an asset, has been recognized due to the ongoing nature of the losses and the potential inability for the Company to ever realize their benefit. For the years ended December 31, 1998 and 1997, there is no difference between the federal statutory tax rate and the effective tax rate. At years ended December 31, 1998 and 1997 the Company had available net operating loss carry forwards of $2,926,600 and $199,500 respectively, after adjusting for limitation, to be offset against future taxable income. The operating loss carry forwards will expire at various dates through the year 2014.

Note M - Other Income and Expense

        During the year ended December 31, 1998, the Company recorded a one-time revenue write down of a contract with a foreign government in the amount of $236,700.

Note N - Extraordinary Income

        During the year ended December 31, 1998, the Company was released from a liability to a factoring company. In accordance with SFAS 4 the Company recorded extraordinary income in the amount of $242,990.

        The agreement with the factoring organization called for factor to purchase receivables at a price equal to 80% of the face value of acceptable accounts from the Company. The Company therefore would appropriately record the transaction as a sale of receivables with proceeds of the sale reduced by the fair value of the recourse obligation. Under the terms of the Agreement, factor earned a fee equal to 14% of the face amount of the accounts purchased and such fee shall be taken at the time of collection of an invoice. Factor shall reserve and hold 2.5% of the face value of purchased accounts for bad debts. Factor shall be entitled to immediate and full recourse against the Company to demand payment with respect to a purchase account in the event that the purchase account is not paid in full within 75 days. During the course of the relationship with the factor, the Company's largest client filed a Chapter 7 bankruptcy liquidation resulting in more than $100,000 in purchased accounts going unpaid. In accordance with the terms of the Agreement factor made demand upon the Company for immediate payment plus accrued unpaid fees and interest through the date of Company's payment.

        The Company was released from its liability to the factoring organization because during the year 1998 it was unable to make payment under the terms of the agreement, which had been entered into. Upon breach of the agreement, the liability was transferred to the individual who had provided a personal guarantee, Mr. David Coulter. This individual subsequently settled all outstanding obligations with the factoring organization through the transfer of 25,000 shares of restricted Rule 144 stock from his name into the name of the factoring organization and the payment of $89,000 out of his personal account.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997

Note O - Other Matters

        During the year ended December 31, 1998, the Company saw a substantial decline in revenue due to a decision by management to terminate sales until the new GSI could be tested and launched into the marketplace. This decision was based on forecasts, which indicated that sales revenue realized would be offset in future periods by upgrades of the new GSI.

Note P - Additional Paid in Capital Correction

        The original audited balance of additional paid in capital was reduced by $563,164. This amount represents the cost of raising capital that was incurred during the year ended December 31,1998 and which was originally expensed by the Company.

Note Q - Going Concern

        The Company has suffered recurring losses, a decline in revenue, cash shortages and has a net deficiency in Stockholders' Equity. These issues, among others, raise substantial doubt about its ability to continue as a going concern.

        Management has prepared the following plan in order to address these, and other operating, issues: On September 15, 1999 the Company entered into an agreement with Vantage Capital, Inc. for an equity investment in the amount of $4,000,000 through the sale of two million shares of 12% Convertible Preferred Shares. Vantage has already delivered the first $500,000 of the funding as of September, 1999, the remaining is to be paid in installments over the next seven months.

        In addition, management has temporarily reduced by forty percent its workforce and made other operational cuts in order to reduce its operating capital requirements.

        The Company has deferred the construction of its own satellite uplink facility until such time as it has sufficient investment capital and a customer base that will yield and adequate utilization factor.

        The Company feels that with the reduction in overhead, personnel, operating expenses, and deferral of capital spending along with the recent infusion of operating capital and an anticipated increase in sales that they will be able to continue as a going concern.

                                   ESAT, INC.

                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)

                              FINANCIAL STATEMENTS

                             JUNE 30, 1999 AND 1998

To the Board of Directors
eSat, Inc.
Fountain Valley, California

We have reviewed the accompanying balance sheets of eSat, Inc. (formerly known as Technology Guardian, Inc.) ("the Company") as of June 30, 1999 and 1998, and the related statements of income, changes in stockholders' equity and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. These financial statements are the responsibility of the Company's management.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

As discussed in Note O, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the company be unable to continue as a going concern.

Based on our review, we are not aware of any material adjustments that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Los Angeles, California
August 12, 1999, revised October 22, 1999

/s/   LICHTER & COMPANY
                                   eSat, Inc.
                  (Formerly known as Technology Guardian, Inc.)
                                  BALANCE SHEET
                             JUNE 30, 1999 AND 1998



                                            ASSETS
                                                                  1999                1998
                                                              -----------         -----------
Current Assets
    Cash and Cash Equivalents                                 $   671,385              19,370
    Accounts Receivable (Net of allowance for losses
          of $850,000 in 1999)                                     80,156             428,337
    Inventory                                                     321,325             204,797
    Other Current Assets                                           25,379              15,747
                                                              -----------         -----------

Total Current Assets                                            1,098,245             668,251
                                                              -----------         -----------

Equipment (Net of accumulated depreciation of
          $118,900 and $26,326 respectively)                      741,757              29,470
Note Receivable                                                   250,000              22,500
Other Assets                                                       83,766                   0
                                                              -----------         -----------

Total Assets                                                  $ 2,173,768         $   720,221
                                                              ===========         ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Accounts Payable                                          $   745,922         $   303,675
    Accrued Expenses                                               52,616             438,353
    Deferred Revenue                                               62,178                   0
    Short Term Debt                                                     0             313,822
    Note Payable, Current Portion                                   4,309                   0
                                                              -----------         -----------

     Total Current Liabilities                                    865,025           1,055,850

Note Payable, Net of Current Portion                               27,364                   0
                                                              -----------         -----------

    Total Liabilities                                             892,389           1,055,850
                                                              -----------         -----------

Stockholders' Equity
     Common Stock, Par Value $.001, Per Share
         Authorized 40,000,000 Shares Common
         Stock, 10,000,000 Preferred Stock, 17,570,792
         Issued and Outstanding Common                             29,571              11,120
     Additional Paid in Capital                                 9,066,214             748,782
     Treasury Stock                                              (246,546)                  0
     Retained Earnings (Deficit)                               (7,588,434)         (1,095,531)
                                                              -----------         -----------

     Total Stockholders' Equity                                 1,260,805            (335,629)
                                                              -----------         -----------

     Total Liabilities and
       Stockholders' Equity                                   $ 2,153,194         $   720,221
                                                              ===========         ===========



               Accountant's report and notes are an integral part
                         of these financial statements.

                                   eSat, Inc.
                  (Formerly known as Technology Guardian, Inc.)
                         STATEMENT OF INCOME AND EXPENSE
                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                                        1999                 1998
                                                    ------------         ------------
Net Sales                                           $  1,167,059         $    693,646

Cost of Goods Sold                                       465,346              373,857
                                                    ------------         ------------

Gross Profit                                             701,713              319,789

Selling, General and Administrative Expenses           3,807,456              786,217
                                                    ------------         ------------

Operating (Loss)                                      (3,105,743)            (466,428)
                                                    ------------         ------------

Other (Income) and Expense
     Interest Income                                     (52,346)                   0
     Interest Expense                                      7,590               10,500
     Litigation Settlements                              171,000                    0
     Bad Debt                                            968,722                    0
     Obsolete Inventory                                   42,624                    0
     Gain on Sale of Equipment                              (675)                   0
                                                    ------------         ------------
                                                       1,136,915               10,500
                                                    ------------         ------------

(Loss) Before Income Taxes                            (4,242,658)            (476,928)

Provision for Income Taxes                                   800                  800
                                                    ------------         ------------

Net (Loss)                                            (4,243,458)            (477,728)

Retained (Deficit)-Beginning                          (3,344,976)            (617,803)
                                                    ------------         ------------

Retained (Deficit)-Ending                           ($ 7,588,434)        ($ 1,095,531)
                                                    ============         ============

Net (Loss) Per Share (Basic and Diluted)
           Basic                                    ($      0.19)        ($      0.04)
           Diluted                                  ($      0.14)        ($      0.04)

Weighted Average Number of Shares
           Basic                                      22,446,998           11,120,350
           Diluted                                    29,910,695           11,120,350



               Accountant's report and notes are an integral part
                         of these financial statements.

                                   eSat, Inc.
                  (Formerly known as Technology Guardian, Inc.)
                             STATEMENT OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                                                        1999              1998
                                                                    -----------         ---------
Cash Flows from
   Operating Activities:

Net Income (Loss)                                                   $(4,243,458)        $(477,728)

Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Depreciation and amortization                                       76,935             9,020
     Issuance of options                                              1,228,868                 0
     Increase in allowance for doubtful accounts                        850,000                 0
     (Increase) decrease in accounts receivable                        (881,192)         (171,351)
     (Increase) decrease in inventories                                 (32,065)          (56,318)
     (Increase) decrease in notes receivable                           (250,000)           (2,418)
     (Increase) decrease in other assets                                (46,930)          (11,302)
     Increase (decrease) in payroll taxes payable                      (168,891)           51,374
     Increase (decrease) in accounts payable                            510,056           199,287
     Increase (decrease) in sales tax payable                            41,815             4,079
     Increase (decrease) in deferred revenue                            (54,892)                0
     Increase (decrease) in note payable, current portion                 4,309                 0
     Increase (decrease) in income tax payable                                0               800
     Increase (decrease) in short term debt                              (6,414)           30,464
                                                                    -----------         ---------

Net Cash Provided by (Used in) Operations                            (2,971,859)         (424,093)
                                                                    -----------         ---------

Cash Flows From Financing Activities
     Sale of common stock (net cash)                                  1,820,140           457,852
     Note payable, equipment                                             27,364                 0
     Treasury Stock                                                    (246,546)           12,000
                                                                    -----------         ---------

       Net Cash Provided by Financing Activities                      1,600,958           469,852
                                                                    -----------         ---------

Cash Flows From Investing Activities:
     Purchase of Equipment                                             (525,411)          (14,562)
                                                                    -----------         ---------

       Net Cash Provided (Used) by
          Investing Activities                                         (525,411)          (14,562)
                                                                    -----------         ---------

       Net Increase (Decrease) in Cash                               (1,896,312)           31,197
                                                                    -----------         ---------

       Cash - Beginning                                               2,567,697           (11,827)
                                                                    -----------         ---------

       Cash - Ending                                                $   671,385         $  19,370
                                                                    ===========         =========



               Accountant's report and notes are an integral part
                         of these financial statements.

                                   eSat, Inc.
                  (Formerly known as Technology Guardian, Inc.)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                          1999                1998
                                      -----------         -----------
Retained Deficit
     Balance at January 1,            $(3,344,975)        $  (617,803)
     Net income (loss)                 (4,243,458)           (477,728)
                                      -----------         -----------

     Balance at June 30,               (7,588,433)         (1,095,531)
                                      -----------         -----------

Common Stock (Par Value $.001)
     Balance at January 1,                 16,086              11,408
     Stock purchased                            0               4,127
     Stock recalled                             0              (4,415)
     Stock options excercised              13,485                   0
                                      -----------         -----------

     Balance at June 30,                   29,571              11,120
                                      -----------         -----------

Treasury Stock
     Balance at January 1,                      0                   0
     Stock repurchased                   (246,546)                  0
                                      -----------         -----------

     Balance at June 30,                 (246,546)                  0
                                      -----------         -----------

Additional Paid in Capital
     Balance at January 1,              6,051,234             278,643
     Sale of common stock               1,795,303             470,139
     Stock options excercised           1,226,800                   0
                                      -----------         -----------

     Balance at June 30,                9,073,337             748,782
                                      -----------         -----------

Total Equity at June 30,              $ 1,267,929         $  (335,629)
                                      ===========         ===========



               Accountant's report and notes are an integral part
                         of these financial statements.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998

Note A - Nature of Activities

        Formed February 22, 1996, as a California Corporation, eSat, Inc. (formerly known as Technology Guardian, Inc.) (the Company) is a "C" Corporation as organized under the Internal Revenue Code. eSat, Inc. is a technology company whose primary purpose is to provide high-speed satellite Internet access products and services. Its customers include businesses, educational institutions, and government agencies.

        eSat, Inc. was incorporated on June 23, 1995, pursuant to the laws of the State of Nevada, as U.S. Connect 1995, Inc., for the purposes of marketing and servicing transaction processing services, prepaid long distance cards, ATM machines and payment systems to small-to-medium sized merchants. In October 1995, the Company consummated a public offering of its securities from which it derived gross proceeds of approximately $100,000. Prior to October 1998, the Company had not commenced operations and was seeking to establish a new business. On October 8, 1998, the Company consummated an Agreement and Plan of Merger ("Merger") with Technology Guardian, Inc., a California corporation ("TGI"), whereby all the issued and outstanding shares of TGI were exchanged for shares of the Company's Common Stock. In connection with the Merger, the Company changed its name to Technology Guardian, Inc., and succeeded to the business of TGI immediately prior to the Merger. Prior to the Merger, Technology Guardian had been engaged in providing computer network installation services and the related sale of personal computers and telecommunications equipment necessary for the configuration of a local area network (LAN), and in research and development of the products currently offered by eSat, Inc.. The Company amended its certificate of incorporation to change it's name to "eSat, Inc." on January 26,1999.

        eSat, Inc. ("eSat" or "Company") is a satellite Internet Service Provider, or ISP and satellite Internet access equipment and services developer for businesses, educational institutions and government agencies. The Company's product line is based on its Global Satellite Internet (GSI(TM)) gateway, Nexstreams Channel Casting and DigiNXT(TM) Internet gateway which provide existing local area networks (LAN) with Internet access. "GSI" means the Company's Global Satellite Internet gateway. The Company's ChannelCasting(TM) product will provide the simultaneous broadcast of video and data files to multiple destinations through the use of eSat's GSI gateway, Nexstream's bi-directional gateway and DigiNXT Internet gateway as the means of transmission of the data files. eSat's SAMS(TM) product (Satellite Accessed Material for Schools) provides managed educational content of over 60,000 pre-screened web pages accessible to students through the use of eSat's GSI gateway, Nexstream Channel Casting and DigiNXT Internet gateway as the means of transmission of the web pages. "Managed Educational Content" means that the content available for school children has been screened to assure propriety of school children. The Company plans to be a geographically diverse satellite Internet Service Provider through the establishment of joint venture partners in various countries. The Company expects to finance the expansion either through financing provided by the parties wishing to provide the service internationally, or through capital generated by operation and/or issuing additional securities.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note A - Nature of Activities (continued)

        In October 1998, the Company relocated to its new corporate headquarters in Fountain Valley, California. This 11,000 square foot facility serves as the Company's new headquarters and will provide additional office space as well as a substantial R & D area. Later that same month, the Company established its presence on the East Coast with the opening of a 1,864 square foot branch office in Washington, D.C.

        A new Vice President of Business Development was brought in at the end of 1998 to strengthen the Company's Partners Program. Through its VAR network, the company has access to CompUSA's business customers and has been approved for resale through Hewlett Packard's distribution channels.

        In late 1998, the Company introduced the DigiNXT product line, designed specifically for sale to commercial customers at the retail level. Retailers with a national presence will now have a high-speed Internet product for their commercial business customers. CompUSA is leading the way with plans to sell the DigiNXT nationwide.

Note B - Summary of Significant Accounting Policies

        Revenue Recognition, Returns and Sales Incentives

        Hardware and Software- The Company recognizes revenue from hardware and software sales as products are shipped. The Company, subject to certain limitations, permits its customers to exchange products or receive credits against future purchases. The Company offers its customers several sales incentive programs, which, among others, include funds available for cooperative promotion of product sales. Customers earn credit under such programs based on the volume of purchases. The allowance for sales returns and costs of customer incentive programs are accrued concurrently with the recognition of revenue.

        Internet Access- The Company also generates revenue by selling high-speed Internet access. This service is purchased by customers on either a one, two or three year service subscription contract. Revenue is recognized as the service is provided using the straight-line method over the life of the contract. A related liability is recorded for the unearned portion of service revenue received. Costs that are directly related to the acquisition of the contract are deferred and charged to expense also using the straight-line method over the life of the contract.

        The Company reports income and expenses on the accrual basis for both financial and income tax reporting purposes.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note B - Summary of Significant Accounting Policies (continued)

        Risks and Uncertainties

        The Company is subject to substantial risks from, among other things, intense competition in the Internet industry in general and the provisions of Internet access specifically, other risks associated with the Internet industry, financing, liquidity requirements, rapidly changing technology, limited operating history, year 2000 compliance and the volatility of public markets.

        Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and summations that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses due in the reporting period. Actual results could differ from those estimates. Significant estimates include collectibility of accounts receivable, inventory, accounts payable, sales returns and recoverability of long-term assets.

        New Accounting Pronouncements

        In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 128. "Earnings per Share" ("SFAS 128"), which is effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 simplifies the previous standards for computing earnings per share ("EPS") and requires the disclosure of basic and diluted earnings per share. The Company has adopted SFAS 128 in presenting EPS disclosure for 1998 and 1997. Because of the dilutive effect the Company's equity instruments have on EPS in the years presented, basic and diluted EPS are both computed by dividing the net loss by the weighted average number of shares outstanding.

        In June 1997, the FASB issued Statement of Financial Accounting Standard No. 130, "Reporting for Comprehensive Income" ("SFAS 130"). SFAS 130 requires a statement of comprehensive income to be included in the financial statements for fiscal years beginning after December 15, 1997. The Company has determined that there are no implications or modifications, which would result from the implementation of the Statement to their financial statements for the periods presented.

        In addition, in June of 1997, the FASB issued Statement of Financial Accounting Standard No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"), which requires disclosure of certain information about operating segments, geographic area in which the Company operated, major customers and products and services. The Company has determined that it falls below the threshold limit for full implementation of this Statement. There is no effect to the financial statements for the periods presented due to the adoption of this Statement.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note B - Summary of Significant Accounting Policies (continued)

        New Accounting Pronouncements (continued)

        In addition, in February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employer's Disclosures about Pensions and Other Post-retirement Benefits" (amendment of FASB Statements Nos., 87, 88, and 106), which standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable. To the extent applicable the Company has adopted the disclosure provisions of this Statement for the periods presented.

        In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities, and is effective for fiscal years beginning after June 15, 1999. The Company is currently determining the additional disclosures, if any, that may be required under this pronouncement.

        In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed of Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage and amortize them over the software's estimated useful life. The Company is currently evaluating the impact of SOP 98-1 on its financial statements and related disclosures.

        Allowance for Doubtful Accounts

        Adequate allowance has been made for those accounts determined to be doubtful as of the balance sheet date.

        Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation.

        The Company capitalizes all direct costs incurred in the construction of facilities and the development and installation of new computer and management systems. Such amounts include the costs of materials and other direct construction costs, purchased computer hardware and software, outside programming and consulting fees, direct employee salaries and interest. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, as follows:

            Furniture and Fixtures  3 to 10 years
            Office Equipment        3 to 10 years
            Leasehold Improvements  Length of the lease at the time of installation
            Automobiles             5 years

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note B - Summary of Significant Accounting Policies (continued)

        Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with initial maturities of three months or less to be cash equivalents.

        Inventories

        Inventories are valued at the lower of cost or market; cost is determined on the weighted average method.

        Concentration of Credit Risk

        Financial instruments, which subject the Company to credit risk, consist primarily of cash equivalents and trade accounts receivable. Concentration of credit risk with respect to trade accounts receivable are generally diversified to the large number of entities comprising the Company's customer base and their geographic dispersion. The Company performs ongoing credit evaluations of its customers, maintains an allowance for the potential credit losses. The Company actively evaluates the creditworthiness of the financial institutions with which it conducts business.

        Advertising

        Advertising costs are expensed in the year incurred.

        Earnings Per Share

        Earnings per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Earnings per share is computed using the treasury stock method. The options to purchase commons shares are considered to be outstanding for all periods presented but are not calculated as part of the earnings per share.

        Stock-based Compensation

        The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note B - Summary of Significant Accounting Policies (continued)

        Business Combinations

        In October 1998, the Company completed a reverse acquisition into U.S. Connect 1995, Inc. (reorganized as Technology Guardian, Inc., a Nevada Corporation). A total of 11,407,507 common shares were exchanged in a 1:1 ratio. All issued and outstanding shares of the Technology Guardian, Inc. were converted into the right to receive shares of US Connect 1995, Inc. upon completion of the merger. The transaction has been accounted for as a reverse acquisition. The transaction is a merger of a private operating company (old TGI) into a non-operating public shell corporation with nominal assets. The owners of old TGI obtained operating control of the combined company after the transaction

Note C - Cash

        The Company maintains its cash balances at banks and a brokerage house located in Los Angeles, and Costa Mesa, California. The bank balances are insured by the Federal Deposit Insurance Corporation and the brokerage account by the Securities Investor Protection Corporation up to $100,000 and $10,000,000, respectively. As of June 30, 1999 and 1998, there were no uninsured cash balances.

Note D - Accounts Receivable

        Accounts receivable balance at June 30, 1999, before allowance for losses was $930,156 from the sales of goods and services to customers. Approximately 95% of the balance at June 30, 1999 was from one customer. An allowance for losses was accrued based on the uncollected balance of material accounts receivable which were over 60 days old at June 30, 1999.

                                               1999             1998
                                            ---------         --------
                Accounts Receivable         $ 930,156         $428,337
                Allowance for Losses         (850,000)             -0-
                                            ---------         --------
                                            $  80,156         $428,337
                                            =========         ========

Note E - Inventory

        As of June 30, 1999, inventory consisted of the following classes of components:

                                        1999            1998
                                      --------        --------
                Finished Goods        $ 97,050        $ 48,859
                Raw Materials          224,275         155,938
                                      --------        --------
                Total                 $321,325        $204,797
                                      ========        ========

During the second quarter of 1999 it was determined that certain items held in the Company's inventory were obsolete due to the redesign and updating of the product-line. This inventory was written down by $42,624.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note F - Fixed Assets

        Furniture and Equipment consist of the following:

                                                   1999             1998
                                                ---------         --------
                Furniture and Fixtures          $ 104,261         $ 16,369
                Leasehold improvements             28,491           20,102
                Equipment                         727,905           19,325
                                                ---------         --------
                                                  860,657           55,796
                Accumulated Depreciation         (118,900)         (26,326)
                                                ---------         --------
                Total                           $ 741,757         $ 29,470
                                                =========         ========

Note G - Commitments and Contingencies

        The Company leases certain of its facilities, equipment and satellite usage under non-cancelable operating leases. Future minimum lease payments, under leases that have initial or remaining non-cancelable lease terms in excess of one year are $579,965 in 2000, $570,379 in 2001, $351,595 in 2002, $131,214 in 2003, and $36,310 thereafter.
        Certain of the leases contain inflation escalation clauses and requirements for the payment of property taxes, insurance and maintenance expenses. Lease expenses for the six months ended June 30, 1999 and 1998 were $345,158, and $14,886 respectively.

        In August 1998 Supercom, Inc. filed a lawsuit against the Company seeking the recovery of goods sold to the Company in the amount of $47,000. The Company has filed a cross-complaint against Supercom seeking damages of $50,000 on the grounds that the goods delivered by Supercom were defective and that Supercom failed to fulfill its service and repair obligations. This matter was settled on June 8, 1999. The Company was required to pay $35,000 to Supercom, Inc. in seven monthly installments of $5,000 beginning June 20, 1999.

        On March 22, 1999, the Company entered into an agreement with its former president and chief executive officer related to his resignation. This agreement includes a consulting contract with the Company for a term of thirty-six (36) months, at a rate of $10,000 per month. If the Company were to be sold, he would be paid the difference between $360,000 and the cumulative amount of the consulting fees paid to the date of the sale. He will also be paid $150,000 in five (5) equal monthly installments of $30,000, starting March 22, 1999. As of September 1999 the Company has stopped making the required monthly payments.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note G - Commitments and Contingencies (continued)

        On June 11, 1999 the Company entered into an agreement with an Engineering firm for the production of specified products. The Company is to pay $325,000 for the production of the prototypes, fifty percent (50%) to be paid as deposit and the remaining balance to be paid upon approval of the prototype. The agreement also has a specified purchase price for the Company should they order the products to sell to their customers. In addition, the agreement specifies a royalty payment to the Company should the engineering firm sell any of these products to unrelated accounts.

        On June 4, 1999 the Company entered into an Equity Purchase Agreement
        (EPA) and Promissory Note Agreement (PNA) with an Organization. The EPA allows the Organization to purchase from the Company 2,500,000 shares of restricted section 144 stock for $10 per share. The PNA is for $25,000,000, interest at the prime rate plus one percent (1%) payable quarterly, principal due and payable in one payment five years from date of funding of note. The Company is to deposit 9,500,000 shares of its stock held in safekeeping as secured collateral on the PNA. The certificates are to be held in escrow, unissued, until the PNA agreement is funded. As of the date of this report, no funding under the PNA has been received.

        The Company, in the normal course of business, is a party to litigation relating to trademark and patent infringement, contract-related disputes, service liability, and other actions. It is the Company's policy to vigorously defend all such claims and enforce its rights in these areas. The Company does not believe any of these actions either individually or in aggregate, will have a material adverse effect on the Company's results of operations or financial condition.

        During the second quarter of 1999 the Company settled several matters of litigation through binding arbitration. The Company was required to make payments related to them that amounted to $171,000 in full settlement. The matters settled were with Peripherals Plus, Inc., Softbank Comdex, Inc., Supercom, Inc. and the Company's former attorney.

Note H - Employee Stock Options and Benefit Plans

        In December 1997, the Company's stockholders approved the Technology Guardian 1997 Stock Option and Stock Bonus Plan ("the Stock Award and Incentive Plan"). Under the Stock Award and Incentive Plan, incentive non-qualified stock options may be granted to employees, directors, and consultants. The options, option prices, vesting provisions, dates of grant and number of shares granted under the plans are determined primarily by the Board of Directors or the committee authorized by the Board of Directors to administer such plans, although incentive stock options must be granted which are no less than the fair market value of the Company's Common Stock at the date of the grant. Outstanding options have 3- to 5-year terms. The Stock Award and Incentive Plan also permits payment for options exercised in shares of the Company's common stock and the granting of incentive stock options. As of June 30, 1998, a total of 222,659 options were outstanding expiring at various dates in the year 1999.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note H - Employee Stock Options and Benefit Plans (continued)

        The Company applied APB 25 and related interpretations in accounting for its plans. Accordingly, compensation cost in the amount of $1,228,868 for the six months ended June 30, 1999 has been recognized for the Stock Award and Incentive Plan in its results of operations. In 1999, had the Company recorded a charge for the fair value of options granted consistent with SFAS 123, net income would have been reduced by $1,908,402 and basic net income per common share by $.11. The impact on net income per common share, assuming full dilution, is $.08 in 1999. The fair value of each option grant for the Company's plans is estimated on the date of the grant using the Black-Scholes option pricing model, with the following weighted average assumptions used for grants in the period ending June 30, 1999:

        Risk-free interest rate       5.25%
        Expected option lives         4.7 years
        Expected volatility           58.62%
        Expected dividend yield       0.0%

        A summary of the status of the Company stock option plans at June 30, 1999 as follows:

                                                                         Weighted Average
        (thousands of shares)                                  Shares     Exercise Price
        ---------------------                                  ------    ----------------
        Outstanding at beginning of year                        6,070         $1.51
        Granted                                                 3,195         $8.31
        Exercised                                                 (63)        $1.57
        Canceled                                               (3,832)        $1.68
                                                               ------
        Outstanding at June 30, 1999                            5,370
                                                               ======
        Options exercisable at June 30, 1999                    1,407

        Weighted average fair value of options granted during the six months ended June 30, 1999: $8.31

        The following table summarizes information about fixed stock options outstanding at June 30, 1999.

                                                           Weighted Average
                                      Number                   Remaining
        Range of                    Outstanding                 Years of
        Exercise Prices             (thousands)             Contractual Life
        ---------------             -----------            -----------------
        $.72                           1,303                     4.45
        $2.00                          1,148                     4.75
        $2.64                            500                     5.0
        $3.00                          1,008                     4.75
        $8.69-$15.00                   1,411                     5.0
                                       -----                     ----
                                       5,370                     4.70
                                       =====                     ====

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note I - Debt

        The Company entered into certain revolving debt instruments of a short-term nature, which, as of June 30, 1999 and 1998, had aggregate outstanding balances of $3,000 and $67,175, respectively. Such revolving debt instruments provide for interest at the rate of approximately 22.4% per annum and are repayable in 48 monthly installments that commenced in February, 1996. These instruments are not collateralized and are therefore subordinate to all other liabilities of the Company, including trade payables.

        At June 30, 1999 and 1998, the Company had promissory notes outstanding in the aggregate amount of $246,647, payable as follows:

                                                                1999                1998
                                                              --------            --------
        Payable to an individual, 18% per annum,              $      0            $ 50,000
        Due December 31, 1997, all assets of the
        Company have been pledged as collateral
        for this obligation.

        Payable to a Corporation, 10% per annum,                     0             100,000
        Due January 14, 1998, a Personal Guarantee
        of the Chief Executive Officer has been
        pledged as collateral for this obligation.

        Payable to an individual, 10% per annum,                     0              32,072
        Due May 1, 1999, all assets of the Company
        have been pledged as collateral for this
        obligation. A Uniform Commercial Code Lien
        has been placed against all assets of the
        Company to satisfy this obligation. A
        Personal Guarantee of the Chief Executive
        Officer has been pledged as additional
        collateral for this obligation. Certain
        covenants of this loan restrict the
        Company from entering into new debt
        obligations, restrict the hiring or firing
        of certain employees, restrict the sale of
        additional securities of the Company, and
        restrict the terms of employment of the
        Chief Executive Officer.

        Payable to an individual, 0% per annum,                      0              50,075
        Due March 30, 1998, Purchase Orders of a
        customer have been pledged as collateral
        for this obligation.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note I - Debt (continued)

                                                                1999                1998
                                                              --------            --------
        Payable to an individual, 0% per annum,                      0              14,500
        Due December 31, 1997, no security has
        been pledged to collateralize this
        obligation.
                                                              --------            --------
                                    Total                     $      0            $246,647
                                                              ========            ========

        In March 1996 the Company entered into a factoring arrangement with J&R Financial, Inc. (Factor) . The terms of this agreement called for the Company to, from time to time, sell to Factor the Company's rights, title and interest in and to certain Accounts to Factor, together with all moneys due or which may become due upon such Accounts. Factor agrees to purchase Acceptable Accounts from the Company at a price equal to eighty (80%) percent of the face value thereof. Factor is to be paid a fee equal to 14% of the face amount of the Accounts purchased. Factor shall be entitled to immediate and full recourse against the Company and to demand payment with respect to an Account for the full Purchase Price paid in the event of the following conditions: nonpayment within 75 days, a Credit Problem, a Credit Dispute, breach of any warranty, representation or promise in that certain Agreement by and between the parties dated March 14, 1996. As of June 30, 1998 the unpaid balances resulting from this agreement was $242,990. As of June 30, 1998 the Company was in breach of contract. The Company was subsequently released from its liability and, accordingly, recognized extraordinary income at that time.

Note J - Compensated Absences

        Employees can earn annual vacation leave at the rate of five (5) days per year for the first year. Upon completion of the first year of employment, employees can earn annual vacation leave at the rate of ten
        (10) days per year for years two through seven. Upon completion of the eighth year of employment, employees can earn annual vacation leave at the rate of fifteen (15) days per year. At termination, employees are paid for any accumulated annual vacation leave. As of June 30, 1999 and 1998 the total vacation liability totaled were $21,636 and $2,600 respectively.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note K - Subsequent Events

        On July 23, 1999 the Company was named as a defendant in a lawsuit alleging breach of contract and requesting general and specific damages and costs of suit. In addition, the suit is requesting the Company issue 2,092,500 shares to the plaintiff, at $1.30 per share, according to the contract. No dollar amount for the general and specific damages has been provided at this time. The Company intends to vigorously defend itself against this claim and as such has not made any provision for loss in the financial statements.

        Subsequent to June 30, 1999 Corporate Financial Enterprises and Vantage Capital, Inc. (the "Consultant") are working together as joint venture partners pursuant to an exclusive Consulting Agreement entered into between Vantage Capital, Inc., and eSat, Inc. (the "Company"), dated September 17, 1999. The Consulting Agreement shall commence on September 15, 1999 and shall terminate no earlier than September 15, 2002.

        The Consulting Agreement states that the duties of the consultant include: (1) identifying, analyzing, structuring, negotiating and financing business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company; (2) assist the Company in its corporate strategies; and (3) assist the Company in the implementation of its business plan, in each case as requested by the Company.

        The Consultant shall receive as compensation as follows: (1) Retainer. The company shall pay to Consultant a non-refundable monthly retainer of $5,000, payable in cash, Restricted Common Stock, or Registered Common Stock (at the Company's option) based on the terms of the Agreement (2) Expenses. eSat, Inc., shall pay all such expenses reasonably incurred during the consulting period by the Consultant. (3) Warrants. The company shall issue to Consultant or its designees warrants to purchase 1,200,000 shares of Common Stock (the "Warrants"), with exercise prices equal to (a) as to 300,000 warrants, $4.25, (b) as to 300,000 warrants, $5.25, (c) as to 200,000 warrants, $6.25, and (d) as to 400,000 warrants, $8.50, and which may be exercised by Consultant at any time through the payment of (i) cash, (ii) a promissory note bearing interest at 6% per annum, or (iii) by tendering shares of Common Stock equal to the aggregate exercise price divided by the last closing price of the Common Stock. Such Warrants as are exercised shall vest immediately if paid in cash or Common Stock, and on a pro rata basis in accordance with receipt of cash or Common Stock in the event Warrant is exercised with a promissory note. (4) Fees for Acquisition Opportunities. The Company shall pay to the Consultant a fee equal to 10% of the total aggregate consideration paid for any acquisition or sale by the Company of any business, corporation or division (a "Target"), including, but not limited to, acquisitions by stock purchase agreement, merger agreement, plan of reorganization or asset purchase agreement, or any other transaction involving the sale of assets out of the ordinary course (measured by either magnitude or classification) or the sale, transfer or license of technology (collectively, a "Transaction"), which fee shall be due upon closing of the Transaction.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note K - Subsequent Events (continued)

        Further, Consultant shall also be entitled to a financing fee equal to 10% of any private or public placement of debt or equity securities of the Company, including without limitation, promissory notes, debentures, convertible debt, common stock or preferred stock, or any other securities owned by the Company, including without limitation securities of other corporations. (5) Third Party Commissions.

        Consultant and/or its Affiliates shall be entitled to share in any fees or commissions payable by third parties on any Transaction contemplated by the Consulting Agreement, including, but not limited to, any fees payable or Consultant by a third party lender, financing partner, or other party, or a seller of a corporation or business, including, without limitation, investment banking fees or commissions, business brokerage fees or commissions, finders fees, or any other fee payable by a third party to Consultant for any reason including the identification of the Company as a potential purchaser or seller of such corporation or business (a "Transaction Commission"). The Company hereby waives any conflict of interest that may arise due to any Transaction wherein Consultant receives such a Transaction Commission, including, but not limited to, any conflict of interest which may arise as a result of the dual representation by Consultant of the seller or purchaser of a corporation or business on the one hand, and the Company on the other.
        (6) Fees Paid in Common Stock. The Company, at its option, may pay fees due in cash, or by issuance of Restricted Common Stock or freely tradable, registered Common Stock. Restricted Common Stock shall be issued at a rate equal to the lesser of (i) 50% of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $5.00. Freely tradable, registered Common Stock, pursuant to an effective and current registration statement, shall be issued at the rate equal to the lesser of (i) 70% of the average Bid Price for the five trading days prior to the closing date of a Transaction which entitles the Consultant to receive such fees, or (ii) $7.50.

        Michael Palmer, President of Vantage Capital, Inc., is also the Chief Executive Officer and on the Board of Directors of eSat, Inc., and therefore the possibility of conflict of interest exists. In the event of a conflict arises and if for any reason Vantage is unable to continue performing the services as per the terms of the Consulting Agreement, Corporate Financial Enterprises shall act in Vantage Capital, Inc.'s stead. Corporate Financial Enterprises will assume all the duties and obligations set forth in the Consulting Agreement and shall be entitled to receive the benefits related thereto. eSat, Inc. waives any conflict of interest that may arise from a relationship between Consultant and any entity which Consultant is affiliated with.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note K - Subsequent Events (continued)

        Subsequent to June 30, 1999, eSat, Inc. (the "Company"), sold 2,000,000 shares of 12% Convertible Preferred Stock to Corporate Financial Enterprises, Inc. and Vantage Capital, Inc. (the "Purchasers"), in equal allotments of 1,000,000 shares each. Purchasers purchased 2,000,000 shares of 12% Convertible Preferred Stock ("the Preferred Stock") for the sum of $4,000,000, payable pursuant to a promissory note providing for eight equal monthly payments of $500,000, commencing on the Closing Date, and funding on the 17th of each month thereafter. The Preferred Stock has a stated value and liquidation preference of $2.00 per share, bears cumulative dividends at the rate of 12% per annum, and is convertible into shares of Common Stock of the Company (the "Common Stock") at the lessor of (a) the rate of $2.00 per share of Common Stock, or (b) 70% of the bid price of the Common Stock on the date of a notice to convert, as reported by the exchange upon which the Common Stock is then listed. The Preferred Stock contains certain anti-dilution and price protection provisions, and has piggyback registration rights.

        Subsequent to June 30, 1999, a Warrant Agreement (the "Agreement") was entered into on September 15, 1999 between eSat, Inc. (the "Company") and Corporate Financial Enterprises, Inc. (the "Consultant"). The Company granted to Consultant Warrants to purchase 600,000 shares of Common Stock equal to the Exercise Quantity, as may be adjusted from time to time as set forth in the Agreement. The Warrant holder has the right to exercise the warrants at any time and from time to time after December 31, 2000 until September 1, 2009.

Note L - Related Party Transactions

        On March 22, 1999, the Company entered into an agreement with its former president and chief executive officer related to his resignation. This agreement includes a consulting contract with the Company for a term of thirty-six (36) months, at a rate of $10,000 per month. If the Company were to be sold, he would be paid the difference between $360,000 and the cumulative amount of the consulting fees paid to the date of the sale. He will also be a paid $150,000 in five (5) equal monthly installment of $30,000, starting March 22, 1999.

        The former executive will also retain 3,000,000 shares of common stock, but will not be entitled to vote the shares on any matter. These shares may be sold after one year. He will retain warrants to purchase an additional 1,500,000 shares at $3 per share. The term shall be five (5) years. All other previous warrants to the executive are cancelled. Due to the distortion that the effect of the cancellation of these warrants would have on the Company's financial statements, no related amounts have been recorded.

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note L - Related Party Transactions (continued)

        During the six months ended June 30, 1999, the Company granted options to officers, directors and others classified as insiders at strike prices ranging from $2.64 to $17.41, expiring three to five years from the date of issuance. $1,228,868 in other compensation expense was recorded in association with the granting of these options in accordance with APB No. 25.

        Throughout the history of the Organization, certain members of the Board of Directors, members of the immediate family of management, and general management have made loans to the Company to cover operating expenses or operating deficiencies. As of June 30, 1998 total indebtedness to related parties consisted of notes payable totaling $14,500.

        In October 1997, an officer of the Company who is also a member of the Board of Directors received a commission in the amount of $100,000 for the referral of an investment group related to a recapitalization of the Company. This same officer is the controlling shareholder of a corporation which had previously loaned the Company $100,000 and was granted 849,750 shares of the Company Common Stock in consideration for the extension of the original loan.

        Subsequent to June 30, 1999 the Company entered into an Agreement with Vantage Capital, Inc., which is wholly owned by Michael Palmer. Mr. Palmer is Chief Executive Officer of eSat, Inc. and serves on its Board of Directors. For details to this agreement see Note K.

Note M - Income Taxes

        Total Federal and State income tax expense for the six months ended June 30, 1999 and 1998 amounted to $800. This represents the minimum annual tax liability under Federal and State tax code. No future benefit for the realization of an operating loss carry forward, in the form of an asset, has been recognized due to the ongoing nature of the losses and the potential inability for the Company to ever realize their benefit. For the six months ended June 30, 1999 and 1998, there is no difference between the federal statutory tax rate and the effective tax rate.

Note N - Notes Receivable

        As of June 30, 1999 and 1998 the Company has notes receivable outstanding, detailed as follows:

                                                                 1999                 1998
                                                             ------------            -------
        Note Receivable from employee, interest
        Of 0% per annum, a deed of trust
        with assignment has been pledged to
        collateralize this obligation.                       $    250,000            $     0

        Note receivable from a corporation,
        18% per annum, no security has been
        pledged to collateralize this obligation.                       0             15,000

                                   ESAT, INC.
                  (FORMERLY KNOWN AS TECHNOLOGY GUARDIAN, INC.)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             JUNE 30, 1999 AND 1998

Note N - Notes Receivable (continued)

                                                                 1999                 1998
                                                             ------------            -------
        Note receivable from a corporation,
        0% per annum, no security has been
        pledged to collateralize this obligation.                       0              7,500
                                                             ------------            -------

                      Total                                  $    250,000            $22,500
                                                             ============            =======

Note O - Going Concern

        The Company as of June 30, 1999 has had recurring operating losses, is experiencing working capital deficiencies and has had significant bad debts from accounts receivable. It is uncertain at this time whether the Company will be able to continue as a going concern.

        Management has prepared the following plan in order to address these, and other operating issues: On September 15, 1999 the Company entered into an agreement with Vantage Capital, Inc. for an equity investment in the amount of $4,000,000 through the sale of two million shares of 12% Convertible Preferred Shares. Vantage has already delivered the first $500,000 of the funding as of September, 1999, the remaining is to be paid in installments over the next seven months.

        In addition, management has temporarily reduced its workforce by forty percent and made other operational cuts in order to reduce its operating capital requirements.

        The Company has deferred the construction of its satellite uplink facility until such time as it has sufficient investment capital and a customer base that will yield an adequate utilization factor.

        The Company feels that with the reduction in overhead, personnel, operating expenses and deferral of capital spending, along with the recent infusion of operating capital and an anticipated increase in sales, that they will be able to continue as a going concern.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            eSAT, INC.
                                            (Registrant)


Date: November 8, 1999               By  /s/ Michael C. Palmer
                                     Michael C. Palmer, Chief Executive Officer

EXHIBIT INDEX

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Number             Description                                                      Page
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(2)          a.    Agreement of Merger, incorporated by reference from Exhibit
                   (2.a) to Form 10 filed by the Company on May 11, 1999.
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             b.    Articles of Merger, incorporated by reference from Exhibit
                   (2.b) to Form 10 filed by the Company on May 11, 1999.
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(3)          a.    Amended and Restated Articles of Incorporation, incorporated by reference from Exhibit (3.a) to Form 10 filed by the
                   Company on May 11, 1999.
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             b.    Amendment to Articles of Incorporation, incorporated by
                   reference from Exhibit (3.b) to Form 10 filed by the Company on May 11, 1999.
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(10)         a.
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             c.    William Sarpalius Option Contract, incorporated by reference from Exhibit (10.c) to Form 10 filed by the Company on May
                   11, 1999.
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             d.    Lori Walker Option Contracts, incorporated by reference from
                   Exhibit (10.d) to Form 10 filed by the Company on May 11,
                   1999.
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             e.    Carol Sarpalius Option Contracts, incorporated by reference from Exhibit (10.e) to Form 10 filed by the Company on May
                   11, 1999.
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             f.    David Coulter Resignation Agreement, incorporated by reference from Exhibit (10.f) to Form 10 filed by the Company on May
                   11, 1999.
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             g.    Chester Noblett Employment Agreement, , incorporated by
                   reference from Exhibit (10.g) to Form 10 filed by the Company on May 11, 1999.
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             h.    David Coulter Option Agreement, incorporated by reference
                   from Exhibit (10.h) to Form 10 filed by the Company on May
                   11, 1999.
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             i.    Vantage Capital Consulting Agreement, incorporated by reference from Exhibit (10.i) to Form 10 filed by the Company on
                   October 29, 1999.
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(23)               Consent of Independent Accountants.

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             j.    Chester Noblett Option Agreement, incorporated by reference from Exhibit (10.i) to Form 10 filed by the Company on May
                   11, 1999.
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(23)               Consent of Independent Accountant

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



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